                             UNDERWRITING AGREEMENT

     US$2,135,000,000 Class A-1 Mortgage-Backed Floating Rate Notes Due 2039

                        Perpetual Trustee Company Limited
                         MEDALLION TRUST SERIES 2007-1G

                             UNDERWRITING AGREEMENT

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

SG Americas Securities, LLC
1221 Avenue of the Americas
New York, NY 10020

Commonwealth Bank of Australia
Level 6
48 Martin Place
Sydney, NSW, 2000

                                                               February 16, 2007

Ladies and Gentlemen:

     Perpetual Trustee Company Limited, ABN 42 000 001 007, a company incorporated in Australia and registered in New South Wales ("PERPETUAL"), acting in its capacity as trustee of the Medallion Trust Series 2007-1G (the
"TRUST", and Perpetual in that capacity being the "ISSUER TRUSTEE"), acting at the direction of Securitisation Advisory Services Pty Limited, ABN 88 064 133
946, a company incorporated in Australia and incorporated in the Australian
Capital Territory, as manager of the Trust (the "MANAGER"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the
"UNDERWRITERS"), the US$2,135,000,000 aggregate principal amount of the Class
A-1 Mortgage-Backed Floating Rate Notes due 2039 (the "CLASS A-1 NOTES" or the
"OFFERED NOTES") issued by the Issuer Trustee. The Manager is a wholly-owned subsidiary of Commonwealth Bank of Australia, ABN 48 123 123 124, a company incorporated in Australia and incorporated in the Australian Capital Territory,
Australia ("CBA").

                                       -1-

     The Offered Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Offered Note Trust Deed in a pool of variable and fixed rate residential mortgage loans (the "MORTGAGE LOANS")
(such rights, the "MORTGAGE LOAN RIGHTS" (as defined on the next page)) and certain moneys received under the Mortgage Loans after February 15, 2007 (the
"CUTOFF DATE"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer
Trustee under the Transaction Documents (as defined in the Series Supplement),
(iii) the Collection Account and (iv) all other assets that comprise the Charged
Property (as defined in the Security Trust Deed). The Mortgage Loans will be sold to the Issuer Trustee by CBA and Homepath Pty Limited, ABN 35 081 986 530
("HOMEPATH") (in such capacity, the "SELLERS") and will be serviced for the
Issuer Trustee by CBA (in such capacity, the "SERVICER").

     The Trust was created pursuant to a master trust deed dated October 8,
1997, as amended from time to time (the "MASTER TRUST DEED") between the Manager and Perpetual and a series supplement dated February 15, 2007 (the "SERIES
SUPPLEMENT"), between CBA (as Seller and Servicer), Homepath, the Manager and
the Issuer Trustee, which describes, among other things, the Trust and the underlying cash flow relating to the Offered Notes. The Offered Notes will be issued pursuant to an Offered Note Trust Deed dated February 15, 2007 among the
Issuer Trustee, the Manager and The Bank of New York, (the "OFFERED NOTE
TRUSTEE").

     The Class A-1 Notes will be issued in an aggregate principal amount of
US$2,135,000,000 which is equal to approximately 38.6% of the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class A-2 Notes will be issued in an aggregate principal amount of A$1,200,000,000 which is equal to approximately 17% of the aggregate balance of the Mortgage Loans as of the
Cutoff Date. The Class A-3 Notes will be issued in an aggregate principal amount of (euro)1,100,000,000 which is equal to approximately 26% of the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class A-4 Notes will be issued in an aggregate principal amount of A$1,200,000,000 which is equal to approximately 17% of the aggregate balance of the Mortgage Loans as of the
Cutoff Date. The Class B Notes will be issued in an aggregate principal amount of A$99,000,000 which is equal to approximately 1.4% of the aggregate principal amount of the Mortgage Loans as of the Cutoff Date. The assets of the Trust will also secure under the Security Trust Deed, among other things, any Redraw Bonds
(as defined in the Series Supplement) that may be issued after the date of this
Agreement and the Issuer Trustee's obligations under the Liquidity Facility. The
Class A-2 Notes, Class A-4 Notes, Class B Notes and the Redraw Bonds are
collectively referred to as the "A$ SECURITIES." The Class A-3 Notes are referred to as the "(euro) SECURITIES." The Offered Notes, the (euro) Securities and the A$ Securities are collectively referred to as the "NOTES."

     The Manager has prepared and filed with the Securities and Exchange
Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder
(collectively, the "SECURITIES ACT"), a registration statement (Reg. No.
333-136516), including a prospectus, relating to the Offered Notes. The registration statement as amended at the time when it became effective, or, if any post-effective

                                      -2-

amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", the form of base prospectus included in the Registration Statement as most recently filed with the SEC is referred to as the "BASE PROSPECTUS" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Offered
Notes and the offering thereof (the "PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule
424(b) is referred to in this Agreement as the "PROSPECTUS". Any preliminary form of the Prospectus Supplement to be filed pursuant to Rule 424(b) is referred to as a "PRELIMINARY PROSPECTUS SUPPLEMENT" and, together with the Base
Prospectus, and as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto, a "PRELIMINARY PROSPECTUS."

     When used in this Agreement, "BASIC DOCUMENTS" shall mean collectively: the
Master Trust Deed (in so far as it applies to the Trust), the Series Supplement, the Notes, the Security Trust Deed, the Offered Note Trust Deed, the Agency
Agreement, the Dealer Agreement, the Subscription Agreement, the Liquidity
Facility Agreement, the Standby Redraw Facility Agreement, the Currency Swap
Agreement, the Interest Rate Swap Agreement, the Mortgage Insurance Policy, any
other document which is agreed to by the Manager and the Issuer Trustee to be a
Transaction Document in relation to the Trust under clause 1.6(a)(i) of the
Series Supplement, the DTC Letter of Representations, any undertakings given to the Euroclear System ("EUROCLEAR") or Clearstream Banking, societe anonyme
("CLEARSTREAM, LUXEMBOURG") in connection with the Book Entry Notes, and any other contract, agreement or instrument which is specified in the draft settlement agenda dated February 14, 2007 prepared by Clayton Utz in connection with the issuance and sale of the Notes. CBA and the Manager are each a "CBA
PARTY" and collectively are referred to as the "CBA PARTIES". "EFFECTIVE DATE"
shall mean the earlier of the date on which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus
Supplement relates. The initial effective date of the Registration Statement was within three years of the Closing Date. "RULE 424" refers to such rule under the
Securities Act.

     In addition, the following terms shall have the following meanings:

               (i) "ABS INFORMATIONAL AND COMPUTATIONAL MATERIALS" shall have the meaning given such term in Item 1101 of Regulation AB.

               (ii) "APPROVED OFFERING MATERIALS" means the Preliminary
               Prospectus that CBA or the Manager identifies in writing to the
               Underwriters as "Approved Offering Materials."

               (iii) "CONTRACT OF SALE" has the same meaning as in Rule 159 of the Securities Act Regulations and all SEC guidance relating to
               Rule 159.

               (iv) "FREE WRITING PROSPECTUS" shall have the meaning given such term in Rules 405 and 433 of the Securities Act Regulations.

               (v) "ISSUER FREE WRITING PROSPECTUS" shall have the meaning given such term in Rule 433 of the Securities Act Regulations.

                                      -3-

               (vi) "ISSUER INFORMATION" shall mean any "issuer information" as defined in Rule 433(h) of the Securities Act Regulations and footnote 271 of SEC Release No. 33-8591 (Securities Offering
               Reform) and identified by the Manager as Issuer Information and relating to the Offered Notes or the offering thereof.

               (vii) "PERMITTED ADDITIONAL MATERIALS" shall mean information that is not ABS Informational and Computational Materials and (x)
               that are referred to in Section 5(V)(f)(iii) so long as any
               Issuer Information provided by the Underwriter pursuant to
               Section 5(V)(f)(iii) is limited to information included within the definition of ABS Informational and Computational Materials,
               (y) that constitute Offered Note price, yield, weighted average life, subscription or allocation information, or a trade
               confirmation, or (z) otherwise with respect to which the Manager has provided written consent to the Underwriter to include in a
               Free Writing Prospectus.

               (viii) "POOL INFORMATION" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriter by any CBA Party regarding the
               Mortgage Loans.

               (ix) "UNDERWRITER DERIVED INFORMATION" shall refer to information of the type described in clause (5) of footnote 271 of SEC
               Release No. 33-8591 (Securities Offering Reform) when prepared by the Underwriters, including traditional computational and
               analytical materials prepared by the Underwriters.

               (x) "UNDERWRITER FREE WRITING PROSPECTUS" shall mean all Free
               Writing Prospectuses prepared by or on behalf of the Underwriters other than any Underwriter Prepared Issuer FWP, including any
               Permitted Additional Materials.

               (xi) "UNDERWRITER PREPARED ISSUER FWP" shall mean any Free
               Writing Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information, including any Free Writing
               Prospectus or portion thereof prepared by or on behalf of the
               Underwriter that contains only a description of the final terms of the Offered Notes or of the offering of the Offered Notes.

               (xii) "WRITTEN COMMUNICATION" shall have the meaning given such term in Rule 405 of the Securities Act Regulations.

     To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Supplement.

     In this Agreement, a reference to the Issuer Trustee is a reference to the
Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets,

                                      -4-

business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

     Each of the CBA Parties and the Issuer Trustee hereby agrees with the
Underwriters as follows:

     1. Purchase and Sale.

          (a) The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Offered
Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of
Offered Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.

          (b) In connection with such purchase, CBA will pay in immediately available funds to the Underwriters commissions in the net sum of US$1,281,000 with respect to the Offered Notes (the "COMMISSION").

          (c) The Underwriters agree to pay for any expenses incurred by the CBA
Parties in connection with any "roadshow" presentation to potential investors.

     2. Offering. The CBA Parties and the Issuer Trustee understand that the
Underwriters intend to make a public offering of their respective portions of the Offered Notes upon the terms set forth in the Prospectus as soon after (A)
the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of Deutsche Bank
Securities Inc., SG Americas Securities, LLC and Credit Suisse Securities (USA)
LLC (the "JOINT BOOK RUNNERS") is advisable.

     3. Delivery and Payment. Payment for the Offered Notes shall be made by wire transfer in immediately available funds to the account specified by the
Issuer Trustee to the Underwriters no later than 12:00 noon, New York City time on February 27, 2007, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Joint Book Runners and the
Manager may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS
DAY" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney and London.

     Payment for the Class A-1 Notes shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes
(the "CLASS A-1 BOOK-ENTRY NOTES") representing US$2,135,000,000 in aggregate principal amount of Class A-1 Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A-1 Notes duly paid by the Issuer Trustee. The Class A-1 Book-Entry Notes will be made available for inspection by the Underwriters at the offices of Mayer, Brown,
Rowe & Maw LLP at 1675 Broadway, New York, New York 10019 not later than 1:00
P.M., New York City time, on the Business Day prior to the

                                      -5-

Closing Date. Interests in any Book-Entry Notes will be held only in Book-Entry form through DTC except in limited circumstances described in the Prospectus.

     4. Representations and Warranties.

     I. Representations and Warranties of the Issuer Trustee.

     The Issuer Trustee represents and warrants to each Underwriter and the CBA
Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the CBA Parties, that:

          (a) since the respective dates as of which information is provided in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer
Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

          (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic
Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (c) Perpetual has duly authorized, executed and delivered this
Agreement;

          (d) the Notes have been duly authorized by Perpetual, and, when the
Offered Notes have been issued (and duly authenticated by the Offered Note
Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Offered Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this
Agreement has been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

                                      -6-

          (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or
(ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;
the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic
Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic
Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer
Trustee of the transactions contemplated by this Agreement or the Basic
Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (the latter, including such applicable rules and regulations, the "TRUST INDENTURE ACT") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Offered Notes by the Underwriters, and the laws of Australia;

          (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i)
asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the U.S. federal or
Australian federal or state income, excise, franchise or similar tax attributes of the Offered Notes, (iv) that could materially and adversely affect the Issuer
Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic
Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Offered Notes or the marketability of the Offered Notes;

          (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

          (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 16 of the Master Trust Deed;

                                      -7-

          (j) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

          (k) in reliance on the legal opinion specified in Section 7(l) of this
Agreement, no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the
"AUSTRALIAN TAX ACT") in relation to interest payments under the Offered Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the
Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Offered Notes under this Agreement, (ii) the sale and delivery of the Offered Notes by the Underwriters contemplated in this Agreement and the
Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Offered
Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the
Mortgage Loans on which stamp duties or registration fees may be payable;

          (l) the Offered Notes and the obligations of the Issuer Trustee under the Offered Note Trust Deed will be secured (pursuant to the Security Trust
Deed) by a first floating charge over the assets of the Trust, subject to the
Prior Interest (as defined in the Security Trust Deed); and

          (m) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of
Default (as defined in the Security Trust Deed).

     II. Representations and Warranties of the CBA Parties.

     Each CBA Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

          (a) since the respective dates as of which information is given in the
Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the CBA Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust, otherwise than as set forth or contemplated in the Prospectus;

                                      -8-

          (b) it has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the
Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

          (c) this Agreement has been duly authorized, executed and delivered by it;

          (d) each of the Basic Documents to which it is or is to be a party and this Agreement has been duly authorized by it, upon filing the Offered Note
Trust Deed with the SEC the Offered Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each CBA Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such
CBA party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;
and, in the case of the Manager only, the Offered Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

          (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the
Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of a CBA Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a CBA Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Offered Notes by the
Underwriters and the registration of the Charge with the ASIC on the Closing
Date;

                                      -9-

          (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or
Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Offered Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Offered Notes or the marketability of the
Offered Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration
Statement or required to be described in the Registration Statement or the
Prospectus which are not filed or described as required;

          (g) its representations and warranties contained in the Basic
Documents are true and correct in all material respects;

          (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United
States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization;
and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

          (i) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by CBA over its assets);

          (j) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Offered Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic
Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Offered Notes and (ii) the execution, delivery or performance by each CBA Party of the Basic Documents to which it is
or

                                      -10-

is to be a party or the Offered Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's
Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

          (k) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a
Manager Default (as defined in the Master Trust Deed) or a Servicer Default (as defined in the Series Supplement); and

          (l) with respect to the A$ Securities and the (euro) Securities: (A)
none of the CBA Parties, any "affiliate" (as defined in Rule 144(a)(1), each an
"AFFILIATE") of a CBA Party or any person acting on behalf of a CBA Party or an
Affiliate of a CBA Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the CBA Parties, each
Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an
Affiliate of a CBA Party has offered and sold, and will offer and sell, the A$
Securities and the (euro) Securities only in "offshore transactions" (within the meaning of Regulation S) in compliance with Regulation S and (C) each of the CBA
Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA
Party or an Affiliate of a CBA Party has complied and will comply with the offering restrictions requirement of Regulation S.

     III. Representations and Warranties of the Manager.

     The Manager represents and warrants to each Underwriter and the Issuer
Trustee as of the date of this Agreement and as of the Closing Date, that:

          (a) the Registration Statement has been declared effective by the SEC under the Securities Act; the conditions to the use by the Manager of a
Registration Statement on Form S-3 under the Securities Act, as set forth in the
General Instructions to Form S-3, have been satisfied with respect to the
Registration Statement and the Prospectus; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the SEC; and (i) on the Effective Date of the Registration
Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated
therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the
Prospectus and the Registration Statement will conform in all material respects to the requirements of the Securities Act, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that the foregoing representations and warranties shall not apply to (i)
that part of the Registration Statement which constitutes the Statement of
Eligibility and Qualification (Form T-1) of the Trustee under the Trust
Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any CBA Party in writing by such Underwriter expressly for use therein;

                                      -11-

          (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the "EXCHANGE
ACT") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the
Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the
Registration Statement as the result of filing any Current Report on Form 8-K at the request of the Underwriters except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the CBA Parties to the Underwriters for the purpose of preparing such documents;

          (c) each Issuer Free Writing Prospectus (as of its date) did not, and the Approved Offering Materials as of the date of the Approved Offering
Materials did not and, in each case, as of the date of the first Contract of
Sale will not and as at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Manager was not, as of any date on or after which a bona fide offer (as used in Rule 164(h)(2) of the Securities Act Regulations) of the
Offered Notes was made an Ineligible Issuer, as such term is defined in Rule 405 of the Securities Act Regulations.

          (e) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the
Trust under clause 19.2 of the Master Trust Deed; and

          (f) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic
Documents, and (iv) the consummation of the transactions contemplated by the
Basic Documents, the Trust will not be required to be registered as an
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5. Covenants and Agreements.

     I.   Covenants and Agreements of the Issuer Trustee.

     The Issuer Trustee covenants and agrees with each of the Underwriters and each of the CBA Parties as follows:

          (a) to use the net proceeds received by the Issuer Trustee from the sale of the Offered Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                                      -12-

          (b) to notify the Underwriters and the CBA Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Underwriters to remedy the same;

          (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the
Basic Documents or in connection with the issue and distribution of the Offered
Notes or the enforcement or delivery of this Agreement;

          (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the
Underwriters to make arrangements with DTC, Euroclear and Clearstream,
Luxembourg concerning the issue of the Offered Notes and related matters;

          (e) to provide reasonable assistance to the CBA Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

          (f) to perform all of its obligations under each of the Basic
Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

          (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Offered Notes not being assigned the ratings referred to in Section 6(r)
below;

          (h) not, prior to or on the Closing Date, amend the terms of any Basic
Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

          (i) in connection with the initial distribution of the Class A-2
Notes, the Class A-4 Notes and the Class B Notes, it and each person acting on its behalf (other than the CBA Parties, each Affiliate of a CBA Party and the
Managers (as defined in the Dealer Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes, the Class
A-4 Notes or the Class B Notes or offer the Class A-2 Notes, the Class A-4 Notes or the Class B Notes for sale or invite offers to purchase the Class A-2 Notes, the Class A-4 Notes or the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes, the Class A-4 Notes or the Class B Notes (as
the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Act)
of any CBA Party) on acceptance of the offer by that person is at least
A$500,000 (calculated in accordance with both Section 708(a) of the Corporations
Act and Regulations 7.1.18 of the Corporations Regulations 2001 (Cth)) or the
offer or invitation does not otherwise require

                                      -13-

disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section
761 G of the Corporations Act.

     II.  Covenants and Agreements of the CBA Parties.

     The CBA Parties severally covenant and agree with each of the several
Underwriters and the Issuer Trustee as follows:

          (a) in the case of the Manager only, to cause the Preliminary
Prospectus and Prospectus Supplement, properly completed, and any supplement thereto, to be filed with the SEC pursuant to the applicable paragraph of Rule
424(b) within the time period prescribed and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request;

          (b) in the case of the Manager only, to deliver, at the expense of the
Manager, to the Underwriters, a copy of the Registration Statement (including exhibits thereto), and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriters may reasonably request; provided, however, that if the Prospectus is not delivered with the confirmation in accordance with Rule
172 under the Securities Act, the Underwriters will provide the notice specified in section 6(g) in every confirmation and will deliver a paper copy of the
Prospectus to those investors that request a paper copy thereof. The Manager will furnish or cause to be furnished to the Underwriters copies of all reports required by Rule 463 under the Securities Act;

          (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the
Underwriters a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects;

          (d) in the case of the Manager only, to advise the Underwriters promptly, and to confirm such advice in writing, (i) when the Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule
424(b), (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish to the Underwriters with copies thereof, (iv) of any request by the SEC for any amendment to the Registration
Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of

                                      -14-

the Prospectus, or of any order suspending the qualification of the Offered
Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) to advise the Underwriters promptly, and to confirm such advice in writing of the receipt by a CBA Party of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Offered Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Offered
Notes is required by law to be delivered in connection with sales by an
Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the
Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the CBA Parties, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to CBA) to which Offered Notes may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (g) in the case of the Manager only, to endeavor to qualify the
Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the
Offered Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

          (h) in the case of the Manager only, to make generally available to the holders of the Offered Notes and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the
Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder;

          (i) in the case of the Manager only, so long as the Offered Notes are outstanding, to furnish to the Underwriters (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer
Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer
Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Underwriters of the Pool Factor (as such term is defined in the
Series Supplement) as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Offered
Notes, and copies of any reports and financial statements furnished to or filed with the SEC, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the CBA Parties as the Underwriters may reasonably request;

                                      -15-

          (j) to the extent, if any, that the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a CBA Party or the Issuer
Trustee, the relevant CBA Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

          (k) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Offered Notes not being assigned the rating referred to in
Section 6(r) below;

          (l) in the case of the Manager only, to assist the Underwriters in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Book-Entry Notes and related matters;

          (m) in the case of the Manager only, if required, to register the
Offered Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later than when such registration may become required by law;

          (n) in the case of CBA only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the CBA Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Offered
Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the
Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv)
in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in
connection with the printing (including word processing and duplication costs)
and delivery of this Agreement, the Basic Documents, the Preliminary and
Supplemental Blue Sky Memoranda and any Legal Investment Survey and the
furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this
Agreement, (vii) the CBA Parties' counsel and accountants fees and disbursement that are chargeable to CBA, and (viii) payable to rating agencies in connection with the rating of the Notes. However, the Underwriters shall be responsible for any expenses incurred by the CBA Parties in connection with any "roadshow"
presentation to potential investors;

          (o) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Notes in accordance with this
Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee; to make all payments to be made by the CBA Parties or the Issuer Trustee under

                                      -16-

this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant
CBA Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant CBA Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

          (p) in connection with the initial distribution of the Class A-2
Notes, the Class A-4 Notes and the Class B Notes, it and each person acting on behalf of the CBA Parties, each of whom has agreed and covenanted with the
Issuer Trustee and the Manager, with appropriate changes, as follows; has not and will not offer for issue, or invite applications for the issue of, the Class
A-2 Notes, the Class A-4 Notes and the Class B Notes or offer the Class A-2
Notes, the Class A-4 Notes and the Class B Notes for sale or invite offers to purchase the Class A-2 Notes, the Class A-4 Notes and the Class B Notes to a
person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes, the Class A-4 Notes and the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to
17 of the Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both section 708(a)
of the Corporations Act and Regulation 7.1.18 of the Corporations Regulations
2001 (Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761 G of the
Corporations Act;

          (q) in the case of the Manager only, to file any Issuer Free Writing
Prospectus, and any Underwriter Prepared Issuer FWP provided to it by an
Underwriter under Section 5(V)(f), not later than the date of first use thereof, except that:

               (i) any Issuer Free Writing Prospectus or Underwriter Prepared
               Issuer FWP or portion thereof otherwise required to be filed that contains only (1) a description of the final terms of the Offered
               Notes may be filed by the Manager within two days of the later of the date such final terms have been established for all classes of Offered Notes and the date of first use, and (2) a description of the terms of the Offered Notes that does not reflect the final terms after they have been established for all classes of all
               Offered Notes is not required to be filed; and

               (ii) if the Issuer Free Writing Prospectus or Underwriter
               Prepared Issuer FWP includes only information of a type included in the definition of ABS Informational and Computational
               Materials, the Manager shall file the same within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Manager is required to file the Prospectus Supplement with the SEC pursuant to Rule 424(b)(3) of the Securities Act,

provided further, that prior to the filing of any Underwriter Prepared Issuer
FWP by the Manager, such Underwriter must comply with its obligations pursuant to Section 5(V)(f) and that

                                      -17-

the Manager shall not be required to file any Free Writing Prospectus to the extent such Free Writing Prospectus includes information in a Free Writing
Prospectus, Preliminary Prospectus or Prospectus previously filed with the SEC or that does not contain substantive changes from or additions to a Free Writing
Prospectus previously filed with the SEC; and

          (r) to procure that the charges created by or contained in the
Security Trust Deed are registered within all applicable time limits in all appropriate registers.

     III. Selling Restrictions.

          (a) No prospectus in relation to the Offered Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or
the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Offered Notes or offer the Offered Notes for sale or invite offers to purchase the Offered Notes to a person, where the offer or invitation is received by that person in Australia.

          (b) Each Underwriter, severally and not jointly, agrees with the
Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Offered Notes for sale, or invited or induced offers to buy the
Offered Notes, in each case by:

               (i) making the Prospectus available for inspection on a Bloomberg source or on an alternative electronic source and inviting potential investors to access the Prospectus available on that
               Bloomberg source or on that alternative electronic source; or

               (ii) making hard copies of the Prospectus for the Offered Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of the Prospectus to those purchasers.

          (c) Each Underwriter agrees that it will not sell Offered Notes to, or invite or induce offers for the Offered Notes from:

               (i) any offshore associate of the Issuer Trustee or a CBA Party specified in Schedule II or Schedule III; or

               (ii) any other offshore associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a CBA Party.

          (d) Each Underwriter, severally and not jointly, agrees to:

               (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Offered Notes specifying that it has complied with section 5(III)(b); and

                                      -18-

               (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in respect of the
               Offered Notes,

provided that no Underwriter shall be obliged to disclose:

                    (x) the identity of the purchaser of any Offered Note or any information from which such identity might be capable of
                    being ascertained; or

                    (y) any information the disclosure of which would be
                    contrary to or prohibited by any relevant law, regulation or directive.

          (e) Each Underwriter (severally and not jointly) represents and covenants to the Issuer Trustee and the CBA Parties as of the date of this
Agreement and agrees that:

               (i) (a) it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as
               amended ("FSMA") with respect to anything done in relation to the
               Offered Notes in, from or otherwise involving the United Kingdom;
               and (b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an
               invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in
               connection with the issue or sale of any Offered Notes in
               circumstances in which Section 21(1) of the FSMA does not apply to the Issuer Trustee.

               (ii) (a) the Offered Notes have not been and will not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of 28
               July 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores)
               as amended and restated, and Royal Decree 291/1992, of 27 March, on Issues and Public Offerings of Securities (Real Decreto
               291/1992, de 27 de marzo, sobre Emisiones y Ofertas Publicas de
               Venta de Valores) as amended and restated and the decrees and regulations made thereunder; (b) neither the Offered Notes nor the Prospectus have been or will be verified or registered in the administrative registries of the Spanish Securities Markets
               Commission (Comision Nacional del Mercado de Valores); and (c)
               the Offered Notes have not been and will not be sold, offered or distributed in Spain except in circumstances which do not
               constitute a public offer of securities in Spain within the meaning of the Spanish Securities Market Law and further relevant legislation or without complying with all legal and regulatory requirements in relation thereto.

               (iii) the Offered Notes have not been registered pursuant to
               Italian securities legislation and, accordingly, each Underwriter has represented

                                      -19-

               and agreed that no action has or will be taken by it which would allow an offering (or a "SOLLECITAZIONE ALL'INVESTIMENTO") of the notes to the public in the Republic of Italy, and that sale of the notes to any persons in the Republic of Italy shall be effected in accordance with Italian securities, tax and other applicable laws and regulations;

               (iv) it has not offered, sold or delivered and will not offer, sell or deliver any of the Offered Notes or distribute or make available any of the Offered Notes or copies of the Prospectus or any other offering material relating to the Offered Notes in the
               Republic of Italy except (a) to professional investors (operatori qualificati), as defined in Article 31, second paragraph of
               Regulation No. 11522 of 1st July, 1998 issued by the Commissione
               Nazionale per le Societa e la Borsa ("CONSOB"), as amended and integrated from time to time; (b) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February,
               1998 (the "FINANCIAL SERVICES ACT") and Article 33, first
               paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as
               amended and integrated from time to time; or (c) to an Italian resident who submits outside the Italian territory an unsolicited offer to purchase such Offered Notes.

               (v) any offer, sale or delivery of the Offered Notes or
               distribution of copies of the Prospectus or any other document relating to any of the Offered Notes in Italy under paragraphs
               (iii) and (iv) above must be (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services
               Act, Legislative Decree No. 385 of 1st September, 1993 (the
               "ITALIAN BANKING ACT"), as amended, Regulation 11522, and (b) in compliance with any other applicable laws and regulations.

               (vi) it will not underwrite the issue of or place the Offered
               Notes otherwise than in conformity with the provisions of the
               Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9, 23 (including any advertising restrictions made thereunder) and 50 and any conduct of business rules made under Section 37.

          (f) Each Underwriter, severally and not jointly, acknowledges that (i)
the distribution of the Prospectus Supplement and the Prospectus and the
offering and sale of the Offered Notes in certain other foreign jurisdictions may be restricted by law and (ii) the Offered Notes may not be offered or sold, directly or indirectly, and neither the Prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, invites offers, sells or delivers Offered Notes or possesses or distributes the
Prospectus or any other offering material in all cases at its own expense.

                                      -20-

     IV. Manager Direction to Issuer Trustee.

     The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5(I) and the
Issuer Trustee acknowledges and accepts that direction.

     V. Covenants and Agreements of the Underwriters.

          (a) Each Underwriter represents and warrants to and agrees with the
Issuer Trustee and the CBA Parties that as of the date of this Agreement and as of the Closing Date, such Underwriter has complied with all of its obligations under this Agreement, including, without limitation, this Section 5(V), and, with respect to all Underwriter Prepared Issuer FWP and Underwriter Free Writing
Prospectuses, if any, such Underwriter Prepared Issuer FWP and Underwriter Free
Writing Prospectuses are accurate in all material respects (taking into account the assumptions explicitly set forth in such Underwriter Prepared Issuer FWP and
Underwriter Free Writing Prospectuses), except that such Underwriter makes no representation to the extent that any misstatements or omissions were the result of any inaccurate Issuer Information (including but not limited to Pool
Information) supplied by the Issuer Trustee or the CBA Parties to such
Underwriter.

          (b) Prior to the Closing Date each Underwriter shall notify the
Manager or CBA of the earlier of (x) the date on which the Prospectus Supplement is first used and (y) the time of the first Contract of Sale to which such
Prospectus Supplement relates.

          (c) It is understood that the Underwriters propose to offer the
Offered Notes for sale to the public as set forth in the Prospectus and the
Underwriters agree that all such offers and sales shall be made in compliance with all applicable laws and regulations. Prior to the date of the first
Contract of Sale made based on the Approved Offering Materials, each Underwriter represents, warrants and agrees that it has not pledged, sold, disposed of or otherwise transferred any Offered Note, Mortgage Loans or any interest in any
Offered Note.

          (d) It is understood that the Underwriters will solicit offers to purchase the Offered Notes as follows:

               (i) Prior to the time that the Underwriters have received the
               Approved Offering Materials they may, in compliance with the provisions of this Agreement, solicit offers to purchase Offered
               Notes; provided, that they shall not accept any such offer to purchase an Offered Note or any interest in any Offered Note or
               Mortgage Loan or otherwise enter into any Contract of Sale for any Offered Note, any interest in any Offered Note or any
               Mortgage Loan prior to their conveyance of Approved Offering
               Materials to the investor.

               (ii) any Written Communication relating to the Offered Notes made by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of
               Sale for Offered Notes with the recipient shall prominently set forth the following

                                      -21-

               statements (or a substantially similar statements approved by the
               Manager):

               The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Notes, supersedes any information contained in any prior similar materials relating to the Offered Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Notes referred to in this free writing prospectus and to solicit an offer to purchase the
               Offered Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered
               Notes, until we have accepted your offer to purchase Offered
               Notes.

               The Offered Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such
               Offered Notes or any similar security and the underwriter's obligation to deliver such Offered Notes is subject to the terms and conditions of the underwriting agreement and the availability of such Offered Notes when, as and if issued. You are advised that the terms of the Offered Notes, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Notes may not be issued that have the
               characteristics described in these materials. The underwriter's obligation to sell such Offered Notes to you is conditioned on the mortgage loans and Offered Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Offered Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any
               obligation to you to deliver all or any portion of the Offered
               Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

          (e) It is understood that the Underwriters will not enter into a
Contract of Sale with any investor until the Approved Offering Materials have been conveyed to the investor with respect to the Offered Notes that are the subject of such Contract of Sale.

          (f) Each Underwriter may prepare and provide to prospective investors
Free Writing Prospectuses, subject to the following conditions to be satisfied by such Underwriter:

                                      -22-

               (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, such
               Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the
               Offered Notes, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the
               Securities Act or (iii) constitutes a Free Writing Prospectus consisting solely of (x) information of a type included within the definition of ABS Informational and Computational Materials,
               (y) Permitted Additional Materials or (z) information accurately extracted from the Preliminary Prospectus Supplement or any
               Issuer Free Writing Prospectus and included in any Underwriter
               Prepared Issuer FWP or any Underwriter Free Writing Prospectus.

               (ii) Such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing
               Prospectuses, including but not limited to Rules 164 and 433 of the Securities Act Regulations and all SEC guidance relating to
               Free Writing Prospectuses, including but not limited to SEC
               Release No. 33-8591.

               (iii) It is understood and agreed that all information provided by the Underwriters to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, or in any email or other electronic message provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for purposes of this Agreement to be an Underwriter Free Writing
               Prospectus and shall not be subject to the required consent of the Manager set forth in the third sentence in Section
               5(V)(f)(v). In connection therewith, each Underwriter agrees that it shall not provide any information constituting Issuer
               Information through the foregoing media unless (i) such
               information or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter
               Prepared Issuer FWP in compliance with Section 5(V)(f)(v) or (ii)
               to the extent such information consists of the terms of the
               Offered Notes, the final version of the terms of the Offered
               Notes or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter Prepared
               Issuer FWP in compliance with Section 5(V)(f)(v).

               (iv) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the SEC, shall bear a legend including the following statement (or a substantially similar statement approved by the Manager):

               "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A
               PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC)

                                      -23-

               FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
               INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
               STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
               SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE
               OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
               EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
               DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
               OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF
               YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX] OR VIA EMAIL
               AT ______________."

               Upon reasonable notice and in consultation with the Underwriters, the Manager shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing
               therein. Notwithstanding the foregoing, subsection (b)(iv) will be satisfied if all Free Writing Prospectuses bear a legend in a form previously approved in writing by the Manager;

               (v) The Underwriters shall deliver to the Manager and its counsel
               (in such format as reasonably required by the Manager), prior to the proposed date of first use thereof, (unless such timing requirement is waived by the Manager), any Underwriter Prepared
               Issuer FWP (as defined above). To facilitate filing to the extent required by Section 2(q) or Section 5(V)(i), as applicable, all
               Underwriter Derived Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including
               Issuer Information. Consent to use of any Underwriter Prepared
               Issuer FWP must be given by the Manager in written or electronic format before the Underwriter provides the Underwriter Prepared
               Issuer FWP to investors pursuant to the terms of this Agreement.
               Notwithstanding the foregoing, the Underwriters shall not be required to deliver or obtain consent to use an Underwriter
               Prepared Issuer FWP to the extent that it does not contain substantive changes from or additions to any Underwriter Prepared
               Issuer FWP previously approved by the Manager. In the event that a Underwriter uses any Underwriter Prepared Issuer FWP without complying with the foregoing requirements, that Underwriter
               Prepared Issuer FWP shall be deemed to be an Underwriter Free
               Writing Prospectus for purposes of Sections 7(a) and 7(b);

               (vi) The Underwriters shall provide the Manager and the Issuer
               Trustee with a letter from Deloitte & Touche LLP, certified public accountants, prior to the Closing Date, satisfactory in form and substance to the CBA Parties, their counsel and the
               Underwriters, to the effect that such

                                      -24-

               accountants have performed certain specified procedures, all of which have been agreed to by the Manager and the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature that is included in any Underwriter Prepared Issuer FWP, other than any Pool
               Information therein and any information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free Writing
               Prospectus and included in such Underwriter Prepared Issuer FWP, is accurate except as to such matters that are not deemed by the
               Manager and the Underwriter to be material. The foregoing letter shall be at the expense of the Underwriter.

               (vii) The Manager shall not be obligated to file any Issuer Free
               Writing Prospectuses that have been determined to contain any material error or omission unless such Issuer Free Writing
               Prospectus has been provided to a prospective investor, in which case, the Underwriters shall cooperate with the Manager to prepare a corrective Issuer Free Writing Prospectus that the
               Underwriters will provide to any such prospective investor and the Manager shall file to the extent required herein. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into a Contract of Sale, any Free
               Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such
               Free Writing Prospectus, a "DEFECTIVE FREE WRITING PROSPECTUS"),
               such Underwriter shall notify the Manager thereof as soon as practical but in any event within one business day after
               discovery;

               (viii) If an Underwriter does not provide any Free Writing
               Prospectuses to the Manager pursuant to this subsection (f), such
               Underwriter shall be deemed to have represented to the Issuer
               Trustee and the CBA Parties, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the
               Offered Notes that would constitute an Underwriter Prepared
               Issuer FWP;

               (ix) In the event of any delay in the delivery by such
               Underwriter to the Manager any Underwriter Prepared Issuer FWP
               required to be delivered in accordance with this subsection (f), or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (b)(vi) above the Manager shall have the right to delay the release of the Prospectus to
               investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Manager to file such Underwriter Prepared
               Issuer FWP by the time specified therein;

                                      -25-

               (x) Each Underwriter represents that it has in place, and
               covenants, in each case to the Issuer Trustee and the CBA
               Parties, that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the
               Securities Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Offered Notes. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                    (A) any Free Writing Prospectus used by such Underwriter to solicit offers to purchase Offered Notes to the extent not filed with the SEC;

                    (B) regarding each Free Writing Prospectus delivered by the
               Underwriter to an investor, the date of such delivery and
               identity of such investor; and

                    (C) regarding each Contract of Sale entered into by such
               Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

               (xi) Each Underwriter covenants with the Manager and the Issuer
               Trustee that after the final Prospectus is available such
               Underwriter shall not distribute any written information
               concerning the Offered Notes to a prospective investor unless such information is preceded or accompanied by the Final
               Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a
               Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

               (xii) The Underwriters shall not use any Free Writing Prospectus in connection with the solicitation of offers to purchase Offered
               Notes from any prospective investor in a class of Offered Notes with denominations of less than $25,000 or otherwise designated as a "retail" class of Offered Notes, and each Underwriter shall not authorize any such use of any Free Writing Prospectus by any dealer that purchases any such Offered Notes from such
               Underwriter.

          (g) Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such
Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to

                                      -26-

the Underwriter by or on behalf of the Manager specifically for use by the
Underwriter pursuant to this Section 5(V)(g); for example, if the Prospectus is delivered to such Underwriter by or on behalf of the Manager in a single electronic file in pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format. Each
Underwriter further agrees that it will provide to the Manager any Underwriter
Prepared Issuer FWP, or portions thereof, which the Manager is required to file with the SEC in electronic format and will use reasonable efforts to provide to the Manager such Underwriter Prepared Issuer FWP, or portions thereof, in either
Microsoft Word(R) or Microsoft Excel(R) format and not in a pdf, except to the extent that the Manager, in its sole discretion, waives such requirements.

          (h) If the Manager or an Underwriter determines or becomes aware that any Written Communication (including without limitation any Approved Offering
Materials) or oral statement (when considered in conjunction with all information conveyed at the time of Contract of Sale) contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the
Manager or such Underwriter may prepare corrective information with notice to the other party, and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of
Sale was entered into, and such information shall provide any such person with the following:

               (i) Adequate disclosure of the contractual arrangement;

               (ii) Adequate disclosure of the person's rights under the
               existing Contract of Sale at the time termination is sought;

               (iii) Adequate disclosure of the new information that is
               necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale;
               and

               (iv) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs incurred to the investor in connection with any such termination or reformation shall be subject to Sections 7(a) and (b), as applicable.

          (i) Each Underwriter shall file any Underwriter Free Writing
Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after such Underwriter first provides this information to investors and the date upon which the Manager is required to file the Prospectus
Supplement with the SEC pursuant to Rule 424(b)(3) of the Securities Act or otherwise as required under Rule 433 of the Securities Act; provided, however, that the Underwriter shall not be required to file any Underwriter Free Writing
Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or Prospectus
previously filed with the SEC or that does not contain

                                      -27-

substantive changes from or additions to a Free Writing Prospectus previously filed with the SEC.

     6. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters hereunder are subject to the performance by the
Issuer Trustee and the CBA Parties of their obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M.,
New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC; the Prospectus used to confirm sales of the Notes shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the
Securities Act and in accordance with Section 5II(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriters;

          (b) the representations and warranties of the Issuer Trustee and the
CBA Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and CBA Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the CBA Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

          (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the
Closing Date for the Notes shall have been duly taken or made;

          (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, CBA by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or
(iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y)
shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

          (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the CBA Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Joint Book Runners makes it impracticable or inadvisable to proceed with the public

                                      -28-

offering or the delivery of the Offered Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

          (f) the Underwriters shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each CBA Party, with specific knowledge about the party's financial matters, satisfactory to the
Underwriters to the effect set forth in subsections (b) and (e) of this Section in the case of the Issuer Trustee, and (a) through (e) of this Section in the case of each CBA Party;

          (g) the Underwriters shall have received letters, of (i) Deloitte &
Touche LLP, one dated the date of the preliminary prospectus and one dated the date of the final prospectus, in form and substance satisfactory to counsel of the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the
Prospectus (and any amendments and supplements thereto), agrees with the accounting records of CBA, excluding any questions of legal interpretation; and
of (ii) Ernst & Young, dated the date of delivery thereof, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the
Mortgage Loans;

          (h) Sidley Austin LLP, special United States counsel to the
Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the
Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (i) Mayer, Brown, Rowe & Maw LLP, United States counsel for the CBA
Parties, shall have furnished to the Underwriters their written opinions, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) Mayer, Brown, Rowe & Maw LLP, United States federal income tax counsel for the CBA Parties shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) Clayton Utz, Australian counsel for the CBA Parties, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (l) Clayton Utz, Australian tax counsel for the CBA Parties, shall have furnished to the Underwriters their written opinion, dated the Closing
Date, in form and substance satisfactory to the Underwriters, and such
Australian tax counsel shall have received

                                      -29-

such papers and information as they may reasonably request to enable them to pass upon such matters;

          (m) Mallesons Stephen Jaques, Australian counsel for the Issuer
Trustee and the Security Trustee, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (n) Dorsey & Whitney, LLP, counsel for the Offered Note Trustee shall have furnished to the Underwriters their written opinion, dated the Closing
Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (o) the Chief Solicitor and General Counsel of CBA shall have furnished to the Underwriters his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (p) Counsel to the Interest Rate Swap Provider and Currency Swap
Provider shall have furnished to the Underwriters their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (q) the Underwriters shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters;

          (r) the Underwriters shall have received copies of letters from
Moody's Investors Service, Inc. ("MOODY'S"), Standard & Poor's (Australia) Pty.
Ltd. ("S&P") and Fitch Australia Pty Ltd ("FITCH" and together with Moody's and
S&P, the "RATING AGENCIES") stating that the Class A-1 Notes, the Class A-2
Notes, the Class A-3 Notes and the Class A-4 Notes have each been rated "AAA" by
S&P, "Aaa" by Moody's and "AAA" by Fitch;

          (s) the Underwriters shall have received evidence satisfactory to them and their counsel that on or prior to the Closing Date the Class A-2 Notes, the
Class A-3 Notes, the Class A-4 Notes and the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic
Documents;

          (t) the execution and delivery by all parties thereto of the Basic
Documents on or prior to the Closing Date;

          (u) on or prior to the Closing Date the Issuer Trustee and the CBA
Parties shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request; and

          (v) the Underwriters shall have received the Commission.

                                      -30-

     7. Indemnification and Contribution.

          (a) Each of the CBA Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Offered Notes and each person, if any, that controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement, the Approved Offering Materials or the Prospectus (as amended or supplemented if the CBA Parties shall have furnished any amendments or supplements thereto) or in any Issuer Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except

               (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any
               Underwriter furnished to a CBA Party in writing by such
               Underwriter expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or

               (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person
               controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Offered
               Notes which are the subject hereof, if (i) such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such
               Offered Notes to such person, or (ii) the Underwriters failed to comply with Section 5(V)(g) hereof, and the alleged untrue statement contained in, or omission of a material fact from the
               Prospectus was corrected in the Prospectus as amended or
               supplemented; or

               (iii) to the extent that any such loss, claim, damage or
               liability arises out of or is based upon any such untrue
               statement or alleged untrue statement or omission or alleged omission made therein relating to any information included in an
               Underwriter Free Writing Prospectus or Underwriter Prepared
               Issuer FWP, if any, that have been superseded by a revised
               Underwriter Free Writing Prospectus or Underwriter Prepared
               Issuer FWP if the Underwriter (A) has not complied with its obligation to circulate a revised Underwriter Free Writing
               Prospectus or Underwriter Prepared Issuer FWP in accordance with
               Section 5(V)(vii) or (B) has not delivered them to the Manager no later than one (1) Business Day after delivery to investors (in the case of (B), to the extent such loss, claim, damage or liability is attributable to the failure to deliver) provided that

                                      -31-

               the CBA Parties shall indemnify the Underwriter to the extent any misstatement or omission is contained in the Pool Information.

     For the purposes of this Agreement, the term "PREPAYMENT AND YIELD
INFORMATION" means that portion of the information in the Prospectus (or the
Prospectus as amended or supplemented) set forth under the sub-heading
"Prepayment and Yield Considerations - Weighted Average Lives", including the table entitled "Percent of Initial Principal Outstanding at the Following
Percentages of Constant Prepayment Rate", that is not Pool Information;
provided, however, that information set forth under that sub-heading that is not
Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the
Registration Statement, the Issuer Trustee and CBA and each person that controls a CBA Party or the Issuer Trustee within the meaning of Section 15 of the
Securities Act and Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted): (i) caused by information relating to such
Underwriter furnished to the CBA Parties in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus or any
amendment or supplement thereto; (ii) caused by Underwriter Free Writing
Prospectus or Underwriter Prepared Issuer FWP, if any, delivered to investors by such Underwriter, except to the extent of any errors in the Underwriter Free
Writing Prospectus or Underwriter Prepared Issuer FWP that are caused by errors in the Pool Information or are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Issuer
Trustee or the CBA Parties to the Underwriter, (iii) caused by any untrue statement or alleged untrue statement of material fact contained in any
Underwriter Prepared Issuer FWP (except for Issuer information or any information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free Writing Prospectus and included in such Underwriter Prepared
Issuer FWP), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (when considered in conjunction with all information conveyed as of the date of the Contract of Sale), (iv) caused by any Underwriter Prepared Issuer FWP for which the conditions set forth in
Section 5(V)(f)(v) above are not satisfied with respect to the prior consent by the Manager, and (v) resulting from the Underwriters' failure to comply with
Section 5(V)(e) or failure to file any Underwriter Free Writing Prospectus required to be filed in accordance with Section 5(V)(f)(i).

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON")
in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

                                      -32-

     In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

               (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary;

               (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified
               Person; or

               (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the
               Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential
               differing interests between them.

     It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by the Underwriters and any such separate firm for the
Manager, its directors, its officers who sign the Registration Statement, CBA and the Issuer Trustee and such control persons of each of the Issuer Trustee and the CBA Parties shall be designated in writing by that party.

     The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying
Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an
Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the
Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if:

               (iv) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request; and

               (v) such Indemnifying Person shall not have reimbursed the
               Indemnified Person in accordance with such request prior to the date of such settlement.

     No Indemnifying Person shall, without the prior written consent of the
Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified
Person from all liability on claims that are the subject matter of such proceeding.

                                      -33-

          (d) If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Offered Notes, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the
Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses)
received by the CBA Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Offered Notes. The relative fault of the CBA
Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a CBA Party or the
Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The CBA Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d)
shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of
Offered Notes set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                                      -34-

          (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Issuer Trustee and the
CBA Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a CBA Party, its officers or directors or any other person controlling the Issuer Trustee or a
CBA Party and (iii) acceptance of and payment for any of the Offered Notes.

          (f) To the extent that any payment of damages by a CBA Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of Assets
(including Securities issued by SPVs)", being a Guidance Note to Prudential
Standard APS 120- "Funds Management and Securitisation" or any successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any successor of Prudential Standard APS 120).

     8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Joint Book Runners, by notice given to the Issuer Trustee and each CBA Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the
Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee or any CBA Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either
United States Federal, New York State, Commonwealth of Australia, New South
Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Joint Book Runners, is material and adverse and which, in the judgment of the Joint Book Runners, makes it impracticable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness of Agreement; Default of Underwriters. This Agreement
shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the
Registration Statement (or, if applicable, any post-effective amendment) by the
SEC.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the
Offered Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered
Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Joint Book
Runners may specify, to purchase the Offered Notes which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in

                                      -35-

excess of one-ninth of such principal amount of Offered Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or
Underwriters shall fail or refuse to purchase Offered Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Notes to be purchased on such date, and arrangements satisfactory to the Joint Book Runners and the
Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the CBA Parties and the Issuer Trustee. In any
such case either the Joint Book Runners or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the
Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Expenses Upon Termination. If this Agreement shall be terminated by the
Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a CBA Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a
CBA Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the CBA Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel)
reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Successors. This Agreement shall inure to the benefit of and be binding upon the CBA Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the
Offered Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Certain Matters Relating to the Issuer Trustee.

          (a) The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the
Issuer Trustee acting in its capacity as trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the
Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                                      -36-

          (b) Each Underwriter and each of the CBA Parties may not sue the
Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as trustee of the Trust, in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the
Assets of the Trust).

          (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction
Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the
Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Series Supplement).

          (d) It is acknowledged that the Relevant Parties (as defined in the
Series Supplement) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer
Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

     13. Actions by Representative; Notices. Any action by the Underwriters hereunder may be taken by the Joint Book Runners on behalf of the Underwriters, and any such action taken by the Joint Book Runners shall be binding upon the
Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005: (Facsimile
No.: (212) 797-5152); Attention: Timothy O'Toole, SG Americas Securities, LLC,
1221 Avenue of the Americas, New York, NY, 10020 (Facsimile No.: (212)
278-7320); Attention: Securitization Group and Credit Suisse Securities (USA)
LLC, 11 Madison Avenue, New York, NY 10010 (Facsimile No.: (212) 448-3675);
Attention: Patrick Eng. Notices to CBA and the Manager shall be given to it at
Commonwealth Bank of Australia, Level 6, 48 Martin Place, Sydney, NSW, 2000
(Facsimile No.: (612) 9378-2481); Attention: Nigel Pickford, Group Treasury.
Notices to the Issuer Trustee shall be given to it at Perpetual Limited, Level
12, 123 Pitt Street, Sydney, NSW, 2000 (Facsimile No.: (612) 9221-7870);
Attention: Manager, Securitisation.

     14. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     15. Submission to Jurisdiction. Each of the CBA Parties and the Issuer
Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and

                                      -37-

State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the CBA Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United
States of America. To the extent that each of the CBA Parties and the Issuer
Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Offered Notes or this Agreement, each of the CBA Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     16. Appointments of Process Agent.

          (a) Each of the CBA Parties hereby designates and appoints
Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022
(Attention: Ian Phillips) (the "CBA Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Commonwealth Bank of Australia, 599 Lexington
Avenue, New York, NY 10022 (Attention: Ian Phillips) as such authorized agent shall become effective immediately without any further action on the part of the each of the CBA Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this
Section 16 and reasonably satisfactory to the Joint Book Runners. If the CBA
Process Agent shall cease to act as agent for service of process, each of the
CBA Parties shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. Each of the CBA Parties represents to the Underwriters that it has notified the CBA Process Agent of such designation and appointment and that the CBA Process Agent has accepted the same in writing. Each of the CBA Parties hereby authorizes and directs the CBA
Process Agent to accept such service. Each of the CBA Parties further agrees that service of process upon the CBA Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any
Underwriter to serve process in any other manner permitted by law.

          (b) The Issuer Trustee hereby designates and appoints CT Corporation
System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the "IT Process
Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this
Agreement, it being understood that the designation and appointment of CT
Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such

                                      -38-

appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to the Joint Book Runners. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the
IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer
Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

     17. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Joint Book
Runners could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

                                      -39-

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                        Very truly yours,

                                        COMMONWEALTH BANK OF
                                        AUSTRALIA

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SECURITISATION ADVISORY
                                        SERVICES PTY LIMITED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PERPETUAL TRUSTEE COMPANY
                                        LIMITED in its capacity as Trustee of
                                        the Trust

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       S-1                Underwriting Agreement

Accepted: February 16, 2007

DEUTSCHE BANK SECURITIES INC.

By:
    ------------------------------------
    Name:
    Title:

By:
    ------------------------------------
    Name:
    Title:

                                       S-2                Underwriting Agreement

COMMONWEALTH BANK OF AUSTRALIA

By:
    ------------------------------------
    Name:
    Title:

                                       S-3                Underwriting Agreement

CREDIT SUISSE SECURITIES (USA) LLC

By:
    ------------------------------------
    Name:
    Title:

                                       S-4                Underwriting Agreement

SG AMERICAS SECURITIES, LLC

By:
    ------------------------------------
    Name:
    Title:

                                       S-5                Underwriting Agreement

                                                                      SCHEDULE I

                                                   PRINCIPAL AMOUNT OF
UNDERWRITER                                    SECURITIES TO BE PURCHASED
--------------------------------------------   --------------------------
                                                     Class A-1 Notes
Deutsche Bank Securities Inc................         US$533,750,000
Credit Suisse Securities (USA) LLC..........         US$533,750,000
SG Americas Securities, LLC.................         US$533,750,000
Commonwealth Bank of Australia..............         US$533,750,000
   Total....................................        US$2,135,000,000
                                                    ================

                                       1                  Underwriting Agreement

                                                                     SCHEDULE II

            List of 128F(9) Offshore Associates of the Issuer Trustee

Perpetual Ltd
Perpetual Corporate Trust Limited
Perpetual Custodians Ltd
Perpetual Trust Services Limited
PT Limited
Perpetrust Nominees Pty Ltd
Perpetual Legal Services Pty Ltd
Perpetual Service Network Pty Limited
Australian Trustees Limited
Commonwealth Trustees Pty Limited
Investor Marketplace Limited
Perpetual Australia Pty Limited
Perpetual Investment Management Limited
Perpetual Nominees Limited
Perpetual Services Pty Limited
Perpetual Trustees S A Limited
Queensland Trustees Pty Limited
Perpetual Loan Company Limited
Perpetual Superannuation Limited
Perpetual Assets Pty Ltd
Perpetual Asset Management Ltd
Perpetual Trustees Victoria Ltd
Perpetual Executors Nominees Ltd
Perpetual Trustees Queensland Ltd
Perpetual Trustee Company (Canberra) Ltd
Perpetual Trustees W.A. Ltd
Terrace Guardians Ltd
Wilson Dilworth Limited
Perpetual Mortgage Services Pty Ltd
Wilson Dilworth Partnership Pty Ltd
Perpetual Trustees Consolidated Limited
Perpetual Nominees (Canberra) Limited
Perpetual Custodian Nominees Pty Ltd
Perpetual Property Securities Ltd
P.I. Investment Management Limited (Incorporation No. 391261)

                                       2                  Underwriting Agreement

                                                                    SCHEDULE III

                  List of 128F(9) Associates of the CBA Parties

Commonwealth Bank of Australia
COMSEC TRADING LTD
100 King William St Trust
120 Pitt Street Trust
155 Macquarie Street Holdings Pty Ltd
155 Macquarie Street Holdings Unit Trust
155 Macquarie Street Pty Ltd
155 Macquarie Street Unit Trust
158 Ferny Ave Holdings II Pty Limited
158 Ferny Ave Pty Ltd
175 Pitt Street Trust
2006-5P MEDALLION TRUST
2007-1G MEDALLION TRUST
210 Bannister Trust
259 George Street Trust
30 Pitt Street Pty Ltd
385 Bourke Street Trust
452 Capital Wholesale Absolute Income Fund
475 Victoria Avenue Partnership
475 Victoria Avenue Trust
515 Queen St Pty Ltd
AAP Centre 259 George St Partnership
Acadian Asset Management (Australia) Limited
Acadian Wholesale Australian Equity Market Neutral Fund
ACAPM HOLDINGS A PTY LTD
ACAPM HOLDINGS B PTY LTD
ACAPM PTY LTD
ACN 000 252 488 Pty Ltd
ACN 002 680 471 Pty Ltd
ACN 003 311 546 LTD
ACN 004 929 962 Pty LTd
ACN 007 255 521 Pty Ltd
ACN 080 159 762 Pty Ltd
ACN 080 182 163 Pty Ltd
ACN 080 182 529 Pty Ltd
ACN 080 182 618 Pty Ltd
ACN 080 182 878 Pty Ltd
ACN 080 183 071 Pty Ltd
ACN 090 916 813 Pty Ltd
ACN 090 916 831 Pty Ltd
ACN 090 916 840 Pty Ltd
AEFC Investments Pty Limited
Aetna Properties Limited

                                       3                  Underwriting Agreement

AFS Life Finance Pty Ltd
AFS Support Services Pty Ltd
Agal Holdings Pty Ltd
Alexandria Trust
Allara Trust
Altona Trust
ALTONA V6 PTY LIMITED
Amity
Antarctic Shipping Pty Limited
AOT AUSTRALIA PTY LTD
AOT SECURITIES PTY LTD
Aquashell Pty Ltd
Aquasten Pty Limited
ARGMA Pty Ltd
Armraynald Investments Pty Ltd
ASB Bank Limited
ASB CAPITAL NO2 LIMITED
ASB Finance Limited
ASB Funding Limited
ASB GROUP (LIFE) LTD
ASB Holdings
ASB Holdings Ltd
ASB Management Services Ltd
ASB Properties Limited (BU.CB135)
ASB Superannuation Nominees
Aurora Place Holdings Pty Ltd
Aurora Place Partnership
Aus Hold Co No1 PtyLtd
Aus HoldCo No2 PtyLtd
Aus HoldCo No3 Pty Ltd
Australian Bank Limited
Australian Eligible Rollover Fund (AERF)
Australian TIC Management
Auz-Com Technologies Pty Ltd
Avanteos
Avanteos Group Pty Ltd
Avanteos Investments Ltd
Avanteos Pty Ltd
Ayudhya CMG Life Assurance PLC
Balga Pty Limited
Banner Consultancy Serv Ltd
Barts Investment Company Ltd
Bayshore
BDSC PtyLimited
Beenleigh partnership
Berhark Pty Ltd

                                       4                  Underwriting Agreement

BINGARA
Binya Pty Limited
Botanica Commercial Trust A
Botanica Commercial Trust B
Brdcsting Infrast Asset Pship
BROADCASTING INFRASTUCTURE PL
Brookhollow Ave Pty Limited
BURDEKIN INVESTMENTS LIMITED
Burwood Trust
C1 Trust
CABLE BEACH PTY LTD
Cammeray Development Partnership
Cammeray Opportunistic Investment Company Pty Ltd
CAPITAL 121 PTY LIMITED
Capital Trust II
CB Oficers Super Corp PL
CBA (Delaware) Finance Inc
CBA (Europe) Finance Limited
CBA Asia Limited
CBA ASIA LIMITED USD
CBA Capital Australia Ltd
CBA Capital Australia Ltd OBU
CBA Capital Australia No2 P/L
CBA Capital AustraliaNo2PL
CBA CAPITAL HOLDINGS INC
CBA CAPITAL TRUST 1
CBA Corporate Services (NSW)
CBA Corporate Services (Vic)
CBA Dairy Leasing Limited
CBA EDSA IT Assets Partnership
CBA Funding (NZ) Limited
CBA FUNDING HOLDINGS PTY LTD
CBA FUNDING TRUST 1
CBA Indemnity Co. Pty Limited
CBA International Finance PL
CBA Investments (No 2) Pty Ltd
CBA Investments (No4) limited
CBA Investments Limited
CBA Investments OBU
CBA IT Co Pty Limited
CBA IT Leasing (UK) Ltd
CBA Leasing (No 2) Pty Limited
CBA MTE RAIL COMPANY PTY LTD
CBA NZ HOLDING LIMITED
CBA Rail & Tram Co Pty Limited
CBA Real Estate Funding(NZ)Ltd

                                       5                  Underwriting Agreement

CBA Real Estate Invest(NZ) Ltd
CBA Specialised Financing Ltd
CBA USD Funding Limited
CBA(Eur)Ltd
CBCL Alexander Rouse Int PL
CBCL Australia Limited
CBCL Australia Securities Ltd
CBCL Fixed Interest limited
CBCL Holdings Australia Ltd
CBCL KNS Nominees Pty Ltd
CBCL May Mellor Limited
CBCL Mayson Nominees Pty Ltd
CBCL Property Finance Limited
CBCL Property Services Limited
CBCL Rouse Australia Pty Ltd
CBCL Subholdings Australia Ltd
CBFC Leasing Pty Limited
CBFC Limited
CBFC Properties Pty Limited
CC Commercial Trust
CC Group Holdings Pty Ltd
CC Hampton Ltd
CC Holdings No 1 Pty Limited
CC Holdings No 1 Trust
CC Holdings No 2 Pty Limited
CC Holdings No 2 Trust
CC No 1  Pty Limited
CC No 1 Trust
CC No 2  Pty Limited
CC No 2 Trust
CCC Commercial Pty Limited
CDB Australia Limited
Central Real Estate Holdings
CFCL Global Resources Fund
CFCL International Share Fund
CFCL Market Linked Australian Industrial Share (Superannuation) Fund
CFCL Non Market Linked Australian Industrial Share Fund
CFCL North Terrace Finance Fund No.1 (Stat Fund)
CFCL North Terrace Finance Fund No.2
CFCL Property Securities (Superannuation) Fund
CFCL Property Trust No. 1
CFCL Statutory Fund Options Trust
CFCL Structured Investment Fund
CFM (ADF) Limited
CFML Nominees Pty Limited
CFS Diversified Balanced Fund

                                       6                  Underwriting Agreement

CFS Fund Managers Ltd
CFS Fund Services Ltd
CFS Investment Managers NZ Ltd
CFS Investment Mgrs UK Ltd
CFS Investments Limited
CFS INVESTMENTS LTD (NZD)
CFS Managed Property Limited
CFS MANAGED PROPERTY LTD (CFT)
CFS NZ LISTED PROPERTY TRUST
CFS PRIVATE EQUITY LTD
CFS Projects Pty Ltd
CFS Prop Investment Ltd
CFS PROPERTY (NZ) LIMITED
CFS Property Funds Mgmt Ltd
CFS PROPERTY LTD
CFS Property Management PtyLtd
CFS PROPERTY RETAIL PTY LTD
CFS PROPERTY RETAIL TRUST
CFS Retail Property Trust
CFS Seeding Trust
CFS Special Purpose Investment Vehicle
CFS Wholesale Acadian Global Equity Fund
CFS Wholesale Global Resourses Long/Short Fund
CFSP Asset Management Pty Limited
Chatswood Chase Partnership
CHINA LIFE
Chullora Equity Inv (No 1) PL
Chullora Equity Inv (No 2) PL
Chullora Equity Inv (No 3) PL
CIF (Hazelwood) Pty Ltd
CIHL Shareholder Fund Pty Ltd
CIM Trust Managers Ltd
CISL (Hazelwood) Pty Limited
Clearwater Services Limited
CLGA Staff Super Fund Pty Ltd
CLL Investments Limited
CLL Property Trust
CMG Asia Life Holdings Ltd
CMG Asia Ltd
CMG Asia P&R Ltd
CMG ASIA PENS&RETIREMENT LTD
CMG Asia Phillipines Holding L
CMG Asia Pty Ltd
CMG Asia Trustee Company Ltd
CMG CH China Funds Management Limited
CMG FS Investments (HK) LTd

                                       7                  Underwriting Agreement

CMG FS Nominees (HK) Ltd
CMG FS Singapore
CMG Health Co Inc
CMG Life Insurance Co Inc
CMG Mgmt Advisory Ltd
CMG Plans Inc
CMLA Global Resources Fund
CMLA International Share Fund
CMLA Market Linked Australian Share Fund
CMLA Non Market Linkted Australian Industrial Share Fund
CMLA NZ Branch STAT 6
CMLA SF1L UNALLOCATED
CMLA SF2L UNALLOCATED
CMLA SF4 UNALLOCATED
CMLA SF5 UNALLOCATED
CMLA Shareholder Fund Pty Ltd
CMLA Society Limited
CMLA Statutory Fund Options Trust
CM Somerton Pty Limited
Col  Insurance Serv Pty Lty
Col Australia Super Ltd
COL EMPLOYEE SHARE PLAN TRUST
Col First State Invest Fiji Lt
Col First State Invest NZ Ltd
Col First State Issuer No1 Ltd
Col First State Prop(NZ)Ltd
Col Holding (Thailand) Co Ltd
Col Invest Co of Aus PtyLtd
Col Investment Services Ltd
Col Mutual Deposit Serv Ltd
Col Mutual Prop Group Pty Ltd
Col Nominees No3 Fund Pty Ltd
Col PCA Aust Super Ltd
Col PCA Staff Super Ltd
Col Portfolio Services Ltd
Col Property Mgt NSW P/L
Col Property Mgt QLD P/L
Col Property Mgt SA P/L
Col Property Mgt VIC P/L
Col Property Mgt WA P/L
COL PROTECTION INSURANCE FAC
Col Services Corp (NZ) Ltd
Col Staff Aust Super No 2 Ltd
COL STAT FUNDS MGMT LTD
Col Trustee Services (NZ) Ltd
Col UK Staff Pens Trustee Ltd

                                       8                  Underwriting Agreement

ColFrstStateAsstMgmnt(Aust)Ltd
Colin Street Trust
Coll Sparad Ltd Patnership 1
Coll Sparad Ltd Patnership 2
Coll Sparad Ltd Patnership 3
Coll Sparad Ltd Patnership 4
Coll Sparad Ltd Patnership 5
Coll Sparad Ltd Patnership 6
Coll Sparad Ltd Patnership 7
Collateral Leasing Pty Ltd
Colonial First State Wholesale Geared Global Fund
Colonial (UK) Trustees Ltd
Colonial AFS Services P/L
Colonial Agricultural Company Limited
Colonial Agricultural Fund
Colonial Annuity Mortgage Trust
Colonial Asset Finance PL
Colonial Asset Management Ltd
COLONIAL E COMM LTD FAC
Colonial Employee Share Plan
Colonial Fiji Life Ltd
Colonial Finance (Aust) Ltd
Colonial Finance (UK) Ltd
Colonial Finance Ltd
Colonial Financial Corp Ltd
Colonial Financial Management
Colonial First State - FirstChoice Investments - Australian Boutique Shares
Blended
Colonial First State - FirstChoice Investments - Australian Share Fund Number 1
Colonial First State - FirstChoice Investments - Australian Share Fund Number 10
Colonial First State - FirstChoice Investments - Australian Share Fund Number 12
Colonial First State - FirstChoice Investments - Australian Share Fund Number 13
Colonial First State - FirstChoice Investments - Australian Share Fund Number 15
Colonial First State - FirstChoice Investments - Australian Share Fund Number 16
Colonial First State - FirstChoice Investments - Australian Share Fund Number 17
Colonial First State - FirstChoice Investments - Australian Share Fund Number 3
Colonial First State - FirstChoice Investments - Australian Share Fund Number 4
Colonial First State - FirstChoice Investments - Australian Share Fund Number 5
Colonial First State - FirstChoice Investments - Australian Share Fund Number 6
Colonial First State - FirstChoice Investments - Australian Share Fund Number 7
Colonial First State - FirstChoice Investments - Australian Share Fund Number 8
Colonial First State - FirstChoice Investments - Australian Share Fund Number 9
Colonial First State - FirstChoice Investments - Australian Shares Blended
Colonial First State - FirstChoice Investments - Cash
Colonial First State - FirstChoice Investments - Conservative Blended
Colonial First State - FirstChoice Investments - Conservative Fund Number 1
Colonial First State - FirstChoice Investments - Conservative Fund Number 2

                                       9                  Underwriting Agreement

Colonial First State - FirstChoice Investments - Defensive Blended
Colonial First State - FirstChoice Investments - Fixed Interest Blended
Colonial First State - FirstChoice Investments - Fixed Interest Fund Number 1
Colonial First State - FirstChoice Investments - Fixed Interest Fund Number 2
Colonial First State - FirstChoice Investments - Fixed Interest Fund Number 3
Colonial First State - FirstChoice Investments - Global Share Fund Number 1
Colonial First State - FirstChoice Investments - Global Share Fund Number 2
Colonial First State - FirstChoice Investments - Global Share Fund Number 3
Colonial First State - FirstChoice Investments - Global Share Fund Number 4
Colonial First State - FirstChoice Investments - Global Share Fund Number 5
Colonial First State - FirstChoice Investments - Global Share Fund Number 6
Colonial First State - FirstChoice Investments - Global Share Fund Number 7
Colonial First State - FirstChoice Investments - Global Shares Blended
Colonial First State - FirstChoice Investments - Growth Blended
Colonial First State - FirstChoice Investments - Growth Fund Number 1
Colonial First State - FirstChoice Investments - Growth Fund Number 2
Colonial First State - FirstChoice Investments - Growth Fund Number 3
Colonial First State - FirstChoice Investments - Growth Fund Number 4
Colonial First State - FirstChoice Investments - High Growth Blended
Colonial First State - FirstChoice Investments - High Growth Fund Number 2
Colonial First State - FirstChoice Investments - International Fixed Interest
Fund 4
Colonial First State - FirstChoice Investments - Moderate Blended
Colonial First State - FirstChoice Investments - Moderate Fund Number 1
Colonial First State - FirstChoice Investments - Moderate Fund Number 2
Colonial First State - FirstChoice Investments - Moderate Fund Number 3
Colonial First State - FirstChoice Investments - Property Securities Blended
Colonial First State - FirstChoice Investments - Property Securities Fund Number
1
Colonial First State - FirstChoice Investments - Property Securities Fund Number
2
Colonial First State - FirstChoice Investments - Property Securities Fund Number
3
Colonial First State - FirstChoice Investments - Small Companies Blended
Colonial First State - FirstChoice Investments - Specialist Fund Number 1
Colonial First State - FirstChoice Investments - Specialist Fund Number 2
Colonial First State - FirstChoice Investments - Specialist Fund Number 4
Colonial First State - Investment Funds - Australian Share Fund Number 2
Colonial First State - Investment Funds - Conservative Fund Number 3
Colonial First State - FirstChoice Investments - Australian Share Fund 14
Colonial First State - FirstChoice Investments - Global Share Fund 11
Colonial First State - FirstChoice Investments - Small Companies Fund 4
Colonial First State - FirstChoice Investments - Fixed Interst Fund 11
Colonial First State - FirstChoice Investments - Global Share Fund 19
Colonial First State - FirstChoice Investments - Property Securities Fund 7
Colonial First State - FirstChoice Investments - Property Securities Fund 8
Colonial First State - FirstChoice Investments - Property Securities Fund 9
Colonial First State - FirstChoice Investments - Australian Share Fund 16
Colonial First State - FirstChoice Investments - Australian Share Fund 23
Colonial First State - FirstChoice Investments - Australian Share Fund 24

                                       10                 Underwriting Agreement

Colonial First State - FirstChoice Investments - Fixed Interest Fund 12
Colonial First State - FirstChoice Investments - Fixed Interest Fund 13
Colonial First State - FirstChoice Investments - Fixed Interest Fund 14
Colonial First State - FirstChoice Investments - Fixed Interest Fund 15
Colonial First State - FirstChoice Investments - Global Share Fund 12
Colonial First State - FirstChoice Investments - Global Share Fund 15
Colonial First State - FirstChoice Investments - Global Share Fund 16
Colonial First State - FirstChoice Investments - Global Share Fund 18
Colonial First State - FirstChoice Investments - Global Share Fund 9
Colonial First State - FirstChoice Investments - Growth Fund 5
Colonial First State - FirstChoice Investments - High Growth Fund Number 1
Colonial First State - FirstChoice Investments - International Fixed Interest
Fund 4
Colonial First State - FirstChoice Investments - International Fixed Interest
Fund 5
Colonial First State - FirstChoice Investments - Moderate Fund 4
Colonial First State - FirstChoice Investments - Multi Manager Global Property
Securities Fund
Colonial First State - FirstChoice Investments - Multi Manager Global Property
Securities Fund
Colonial First State - FirstChoice Investments - Property Securities Fund 10
Colonial First State - FirstChoice Investments - Property Securities Fund 11
Colonial First State - FirstChoice Investments - Small Companies Fund 5
Colonial First State - FirstChoice Investments - Small Companies Fund 7
Colonial First State - FirstChoice Investments - Small Companies Fund 8
Colonial First State - FirstChoice Investments - Specialist Fund 10
Colonial First State - FirstChoice Investments - Specialist Fund 11
Colonial First State - FirstChoice Investments - Specialist Fund 5
Colonial First State - FirstChoice Investments - Specialist Fund 6
Colonial First State - FirstChoice Investments - Specialist Fund 7
Colonial First State - FirstChoice Investments - Specialist Fund 8
Colonial First State - FirstChoice Investments - Specialist Fund 9
Colonial First State - FirstChoice Investments - Multi Manager Global
Infrastructure Securities Fund
Colonial First State - FirstChoice Pension - Multi Manager Global Property
Securities Fund
Colonial First State - FirstChoice Super - Multi Manager Global Property
Securities Fund
Colonial First State - FirstChoice Superannuation Trust
Colonial First State - FirstChoice Wholesale Pension - Multi Manager Global
Property Securities Fund
Colonial First State - FirstChoice Wholesale Super - Multi Manager Global
Property Securities Fund
Colonial First State 452 Wholesale Australian Share Fund
Colonial First State Airports Fund
Colonial First State Asset Management Pty Limited
Colonial First State Australian Share Fund
Colonial First State Australian Share Fund - Nil Entry Fee Option
Colonial First State Balanced Fund
Colonial First State Balanced Fund - Nil Entry Fee Option
Colonial First State Bricks & Mortar Fund
Colonial First State Cash Fund

                                       11                 Underwriting Agreement

Colonial First State Cash Fund - Nil Entry Fee Option
Colonial First State Cash Management Trust
Colonial First State Commercial Property Trust
Colonial First State Conservative Fund
Colonial First State Conservative Fund - Nil Entry Fee Option
Colonial First State Developing Companies Fund
Colonial First State Developing Companies Fund - Nil Entry Fee Option
Colonial First State Development Trust
Colonial First State Diversified Fund
Colonial First State Diversified Fund - Nil Entry Fee Option
Colonial First State Diversified Private Equity Fund
Colonial First State First Choice Wholesale Investments - Fixed Interest Fund 8
Colonial First State Future Leaders Fund
Colonial First State Future Leaders Fund - Nil Entry Fee Option
Colonial First State Geared Global Share Fund
Colonial First State Geared Global Share Fund - Nil Entry Fee Option
Colonial First State Geared Share Fund
Colonial First State Geared Share Fund - Nil Entry Fee Option
Colonial First State Global Asset Management Seeding Trust
Colonial First State Global Diversified Strategies Fund
Colonial First State Global Health & Biotechnology Fund
Colonial First State Global Health & Biotechnology Fund - Nil Entry Fee Option
Colonial First State Global Resources Fund
Colonial First State Global Resources Fund - Nil Entry Fee Option
Colonial First State Global Share Fund
Colonial First State Global Share Fund - Nil Entry Fee Option
Colonial First State Global Technology & Communications Fund
Colonial First State Global Technology & Communications Fund - Nil Entry Fee
Option
COLONIAL FIRST STATE GROUP LTD
Colonial First State High Growth Fund
Colonial First State High Growth Fund - Nil Entry Fee Option
Colonial First State Imputation Fund
Colonial First State Imputation Fund - Nil Entry Fee Option
Colonial First State Income Fund - Entry Fee Option
Colonial First State Income Fund - Nil Entry Fee Option
Colonial First State Industrial Property Trust
Colonial First State Infrastructure Finance Fund 2001
Colonial First State Infrastructure Investment Fund 2001
Colonial First State Mortgage Backed Securities Fund
Colonial First State Pooled Superannuation Trust
Colonial First State Premier Cash Management Trust
Colonial First State Prop Grp
Colonial First State Property Limited
Colonial First State Property Opportunistic Partnership No 1
Colonial First State Property Opportunistic Partnership No 2
Colonial First State Property Retail Pty Ltd (FME Trustee)

                                       12                 Underwriting Agreement

Colonial First State Property Retail Trust (FME)
Colonial First State Property Securities Fund
Colonial First State Property Securities Fund - Nil Entry Fee Option
Colonial First State Property Management
Colonial First State Property Management PL
Colonial First State Retail Property Trust
Colonial First State Rollover & Superannuation Fund
Colonial First State Subsidiary Trust No.1 (formerly L&G Industrial Property
Trust)
Colonial First State Subsidiary Trust No.2 (L&G Industrial Property Sub-Trust)
Colonial First State Wholesale 452 Australian Share Fund
Colonial First State Wholesale Americas Share Fund
Colonial First State Wholesale Asian Share Fund
Colonial First State Wholesale Australian Bond Fund
Colonial First State Wholesale Australian Corporate Debt Fund
Colonial First State Wholesale Australian Property Securities Opportunities Fund
Colonial First State Wholesale Australian Share Fund
Colonial First State Wholesale Australian Share Fund - Core
Colonial First State Wholesale Balanced Fund
Colonial First State Wholesale Capital Secure Fund
Colonial First State Wholesale Cash Fund
Colonial First State Wholesale Conservative Fund
Colonial First State Wholesale Conservative Growth Fund
Colonial First State Wholesale Developing Companies Fund
Colonial First State Wholesale Diversified Fixed Interest Fund
Colonial First State Wholesale Diversified Fund
Colonial First State Wholesale Enhanced Yield Fixed Interest Component
Colonial First State Wholesale Enhanced Yield Fund
Colonial First State Wholesale Fixed Interest Strategies Fund
Colonial First State Wholesale Fixed Interest Strategies Fund 2 (No 2)
Colonial First State Wholesale Future Leaders Funds
Colonial First State Wholesale Geared 452 Australian Share Fund
Colonial First State Wholesale Geared Share Fund
Colonial First State Wholesale Global Bond Fund
Colonial First State Wholesale Global Corporate Debt Enhanced Fund
Colonial First State Wholesale Global Corporate Debt Fund
Colonial First State Wholesale Global Diversified Strategies Fund
Colonial First State Wholesale Global Diversified Strategies Fund 2
Colonial First State Wholesale Global Emerging Markets Fund
Colonial First State Wholesale Global Energy Long Short Fund
Colonial First State Wholesale Global Fund 14
Colonial First State Wholesale Global Health & Biotechnology Fund
Colonial First State Wholesale Global Property Securities Fund
Colonial First State Wholesale Global Resources Fund
Colonial First State Wholesale Global Resources Long/Short Fund
Colonial First State Wholesale Global Share Fund
Colonial First State Wholesale Global Technology & Communications Fund

                                       13                 Underwriting Agreement

Colonial First State Wholesale Guaranteed Mortgage Fund
Colonial First State Wholesale High Alpha Australian Property Securities Fund
Colonial First State Wholesale High Growth Fund
Colonial First State Wholesale High Yield Fund
Colonial First State Wholesale High Yield Mortgage Fund
Colonial First State Wholesale Imputation Fund
Colonial First State Wholesale Income Fund
Colonial First State Wholesale Index Australian Share Fund
Colonial First State Wholesale Indexed Australian Bond Fund
Colonial First State Wholesale Indexed Australian Share Fund
Colonial First State Wholesale Indexed Australian Share Fund - First Century
Colonial First State Wholesale Indexed Global Bond Fund
Colonial First State Wholesale Indexed Global Share Fund
Colonial First State Wholesale Indexed Property Securities Fund
Colonial First State Wholesale Industrial Share Fund
Colonial First State Wholesale Industrial Share Fund - Core
Colonial First State Wholesale Infrastructure Income Fund
Colonial First State Wholesale International High Yield Fund
Colonial First State Wholesale Japanese Share Fund
Colonial First State Wholesale Leaders Fund
Colonial First State Wholesale Long Short Share Strategies Fund
Colonial First State Wholesale Long Short Share Strategies Fund (No 2)
Colonial First State Wholesale Low Tracking Error Australian Share Fund - Core
Colonial First State Wholesale Pan-European Share Fund
Colonial First State Wholesale PM Capital Australian Share Fund
Colonial First State Wholesale Pooled Mortage Fund
Colonial First State Wholesale Premium Cash Enhanced Fund
Colonial First State Wholesale Premium Cash Fund
Colonial First State Wholesale Property Securities Fund
Colonial First State Wholesale Relative Value Share Strategies Fund
Colonial First State Wholesale Relative Value Share Strategies Fund (No 2)
Colonial First State Wholesale Sector Neutral Fund
Colonial First State Wholesale Short Term Australian Bond Fund
Colonial First State Wholesale Small Companies Fund - Core
Colonial First State Wholesale Sovereign Australian Bond Fund
Colonial First State Wholesale Tactical Strategies Fund
Colonial First State Wholesale Tactical Strategies Fund 2 (No 2)
Colonial First State Wholesale World Equities Fund
Colonial First State World Equities TAA Fund
Colonial Franchise Service Ltd
Colonial Health Care Fiji Ltd
Colonial Holding Co No2 Pt Ltd
Colonial Holding Co NZ Ltd
Colonial Holding Company Ltd
Colonial Int Factors Pty Ltd
Colonial Investments Holding

                                       14                 Underwriting Agreement

Colonial LGA Holdings Ltd
Colonial Life (NZ) Ltd
Colonial Limited
Colonial Master Fund Approved Deposit Fund
Colonial Master Fund Superannuation Fund
Colonial Mortgage Trust
Colonial Mutual Choice Property Fund No 1
Colonial Mutual Property Group Pty Ltd
Colonial Mutual Property Trust No. 1
Colonial Net Ltd
Colonial PCA Services Ltd
Colonial Promotions Pty Ltd
Colonial Protection Insurance
COLONIAL SERVICES
Colonial Services (Fiji) Ltd
Colonial Services (NZ) Ltd
Colonial South Australia Ltd
Colonial Super (NZ) Ltd
Colonial Super Retirement Fund (CSRF)
Colonial Super Services Ltd
Colonial Tasman Pty Ltd
Colonial Trade Services (HK)
Colonial Trustees (NZ) Ltd
Colonial UK Trustees Ltd
ColonialMutual FundsLimited
ColonialStateResidual(No 1)
ColonialStateResidual(No 2)
Combank Intl N V
COMM FOUNDATION PTY LTD
CommBank Europe Limited
CommBankManConsult(Asia)Co Ltd
COMMCAPITAL S.a.r.l
CommClearingCustody NomineesPL
CommClearngSettlmntNomineesPL
CommFinance Co Ltd
COMMINTERNATIONAL LIMITED
Commonwealth Asia Pacific Share Fund
Commonwealth Australian Bond Fund
Commonwealth Australian Boutique Share Fund 1
Commonwealth Australian Boutique Share Fund 2
Commonwealth Australian Boutique Share Fund 3
Commonwealth Australian Boutique Share Fund 4
Commonwealth Australian Boutique Shares Blended
Commonwealth Australian Share Fund
Commonwealth Australian Share Fund 15
Commonwealth Australian Share Fund 16

                                       15                 Underwriting Agreement

Commonwealth Australian Share Fund 17
Commonwealth Australian Share Fund 18
Commonwealth Australian Share Fund 19
Commonwealth Australian Share Fund 22
Commonwealth Australian Share Fund 22
Commonwealth Australian Share Fund 23
Commonwealth Australian Share Fund 24
Commonwealth Australian Share Fund 4
Commonwealth Australian Shares Fund 1
Commonwealth Australian Shares Fund 10
Commonwealth Australian Shares Fund 11
Commonwealth Australian Shares Fund 12
Commonwealth Australian Shares Fund 2
Commonwealth Australian Shares Fund 3
Commonwealth Australian Shares Fund 4
Commonwealth Australian Shares Fund 5
Commonwealth Australian Shares Fund 6
Commonwealth Australian Shares Fund 7
Commonwealth Australian Shares Fund 8
Commonwealth Australian Shares Fund 9
Commonwealth Balanced Fund
Commonwealth Bank Approved Deposit Fund (CBA ADF)
Commonwealth Capital Corp Ltd
Commonwealth Capital Limited
Commonwealth Cash Fund 1
Commonwealth Cash Fund 2
Commonwealth Cash Fund 3
Commonwealth Cash Fund 4
Commonwealth Cash Management Trust
Commonwealth Clearing Ltd
Commonwealth Diversified Fund 1
Commonwealth Diversified Fund 2
Commonwealth Diversified Fund 3
Commonwealth Diversified Fund 4
Commonwealth Diversified Fund 5
Commonwealth Diversified Fund 6
Commonwealth Diversified Fund 7
Commonwealth Diversified Fund 8
Commonwealth Diversified Fund 9
Commonwealth Diversified Share Fund
Commonwealth Emerging Markets Fund 1
COMMONWEALTH FIN PLANNING LTD
Commonwealth Financial Management Retirement Fund (CFM Retirement Fund)
Commonwealth Fixed Interest Fund 11
Commonwealth Fixed Interest Fund 13
Commonwealth Fixed Interest Fund 14

                                       16                 Underwriting Agreement

Commonwealth Fixed Interest Fund 15
Commonwealth Fixed Interest Fund 16
Commonwealth Fixed Interest Fund 19
Commonwealth Fixed Interest Fund 2
Commonwealth Fixed Interest Fund 20
Commonwealth Fixed Interest Fund 3
Commonwealth Fixed Interest Fund 4
Commonwealth Fixed Interest Fund 5
Commonwealth Fixed Interest Fund 6
Commonwealth Fixed Interest Fund 7
Commonwealth Fleet Lease PL
Commonwealth Funds Management Ltd Pooled Superannuation Trust
Commonwealth Funds Management Pooled Superannuation Trust
Commonwealth Global Infrastructure Securities Fund 1
Commonwealth Global Infrastructure Securities Fund 2
Commonwealth Global Property Securities Fund 1
Commonwealth Global Property Securities Fund 2
Commonwealth Global Share Fund 11
Commonwealth Global Share Fund 12
Commonwealth Global Share Fund 13
Commonwealth Global Share Fund 14
Commonwealth Global Share Fund 15
Commonwealth Global Share Fund 16
Commonwealth Global Share Fund 17
Commonwealth Global Share Fund 18
Commonwealth Global Share Fund 19
Commonwealth Global Share Fund 2
Commonwealth Global Share Fund 9
Commonwealth Global Shares Fund 1
Commonwealth Global Shares Fund 10
Commonwealth Global Shares Fund 3
Commonwealth Global Shares Fund 4
Commonwealth Global Shares Fund 5
Commonwealth Global Shares Fund 6
Commonwealth Global Shares Fund 7
Commonwealth Global Shares Fund 8
Commonwealth Global Shares Fund 9
COMMONWEALTH GROUP PTY LTD
Commonwealth Growth Fund
Commonwealth Income Fund
Commonwealth Infrastructure and Utilities Fund
Commonwealth Insurance Ltd
Commonwealth International Fixed Interest Fund 1
Commonwealth International Fixed Interest Fund 2
Commonwealth International Fixed Interest Fund 3
Commonwealth International Fixed Interest Fund 5

                                       17                 Underwriting Agreement

Commonwealth International Fixed Interest Fund 6
Commonwealth International Fixed Interest Fund 7
Commonwealth International Real Estate Trust (CIRET)
Commonwealth International Share Fund
Commonwealth Investments NZ PL
Commonwealth Investments PL
Commonwealth Life Limited
Commonwealth Life Personal Superannuation Fund
Commonwealth Life Superannuation Mastertrust
Commonwealth Lifetime Australian Active 0-5 yr Maturities Bond Fund
Commonwealth Lifetime Australian Index-Linked Bond Fund
Commonwealth Multi Manager Fixed Interest Fund
Commonwealth Multi Manager Geared Australian Boutique Shares Fund
Commonwealth Multi Manager Global Infrastructure Securities Fund
Commonwealth Multi Manager Global Property Securities Fund
Commonwealth Multi-Manager Australian Shares Fund
Commonwealth Multi-Manager Conservative Fund
Commonwealth Multi-Manager Defensive Fund
Commonwealth Multi-Manager Fixed Interest Fund
Commonwealth Multi-Manager Global Shares Fund
Commonwealth Multi-Manager Growth Fund
Commonwealth Multi-Manager High Growth Fund
Commonwealth Multi-Manager Moderate Fund
Commonwealth Multi-Manager Property Securities Fund
Commonwealth Multi-Manager Small Companies Fund
Commonwealth Premium International Equity Fund
Commonwealth Property Fund 1
Commonwealth Property Fund 2
Commonwealth Property Fund 3
Commonwealth Property Fund 4
Commonwealth Property Fund 5
Commonwealth Property Fund 6
Commonwealth Property Hotel Fund
Commonwealth Property Investment Trust
Commonwealth Property Office Fund
COMMONWEALTH PROPERTY PTY LTD
Commonwealth Property Pty Ltd (Goliath Operations Pty Ltd)
Commonwealth Property Securities Fund
Commonwealth Property Securities Fund 10
Commonwealth Property Securities Fund 11
Commonwealth Property Securities Fund 12
Commonwealth Property Securities Fund 8
Commonwealth Securities Ltd
Commonwealth Share Income Fund
Commonwealth Small Companies Fund 1
Commonwealth Small Companies Fund 2

                                       18                 Underwriting Agreement

Commonwealth Small Companies Fund 3
Commonwealth Small Companies Fund 7
Commonwealth Small Companies Fund 8
Commonwealth Specialist Fund 10
Commonwealth Specialist Fund 11
Commonwealth Specialist Fund 4
Commonwealth Specialist Fund 5
Commonwealth Specialist Fund 8
Commonwealth Specialist Fund 9
Commonwealth Tracker Enhanced
CommTrading
Comsec Nominees Pty Ltd
ComSec(Japan)
Comwealth International Hldgs
Continental Assurance Pty Ltd
Copacabana Beach PtyLtd
Count First Australian Share Fund
CPHF Investment Fund No 1
CPHF Investment Fund No 2
Commonwealth Property Office Fund Head Trust
CS R'DUAL DISCRETIONARY TRUST
CS RESIDUAL FIXED TRUST
CS SECURITISATION TRUST 1
CSI Services UK Ltd
CST Securitisation Mgt Ltd
CTB Australia Limited
CTB AUSTRALIA LTD USD
Cwealth Custodial Services Ltd
Cwealth Custodial Services NZ
Cwealth Funds Management Ltd
Cwealth Insurance Hldgs Ltd
Cwealth Investment Service Ltd
Cwealth Managed Investment Ltd
Cwealth Securities (Japan) PL
Darontin Pty Limited
DBCV Pty Limited
Dee Why Opportunistic Investment Company Pty Ltd
Direct Australian Pty Limited
Direct Property Investment Fund A
Direct Property Investment Fund B
Diversified Property Pool
Direct Property Investment Fund A Head Trust
Direct Property Investment Fund B Head Trust
Ecommlegal
ELCON
Elizabeth City Centre Pty Limited

                                       19                 Underwriting Agreement

Emerald Holding Co Limited
FINANCIAL WISDOM LIMITED
Finlay Crisp Centre Trust
First Australian Pty Limited
First Custod Services Pty Ltd
FIRST STATE (HK) LLC
First State (Hong Kong) LLC
First State Australian Cash Fund
First State Global Credit Fund
FIRST STATE INV (CAYMAN) LTD
First StateInvHldings(Sing)Ltd
Fleet Care Services Pty Ltd
Forest Hill Trust
Freshwater Commercial No 1 Pty Limited
Freshwater Holding Trust No 1
Freshwater Holdings No 1 Pty Limited
Freshwater Office Trust No 1
FRINGE PTY LTD
FS INVEST (UK HOLDINGS) LTD
FS INVEST HLDG(SG)LTD
FS INVEST MGRS (ASIA) LTD
FS Investments (Bermuda) Ltd
Gandel Retail Management Trust
Gold Star Mortgage Mgt PL
GOLDSTAR TRUST NO 1
GREENWOOD LENDING PTY LIMITED
Grosvenor Place Holdings Trust
Grosvenor Place Trust
Group Treasury Services NZ Ltd
GT FUNDING NO 1 PTY LTD
GT Funding No 3 Pty Limited
GT Funding No 5 Pty Limited
GT FUNDING NO 6 LP
GT FUNDING NO1 P/L
GT Funding No7 Pty Ltd
GT OPERATING NO. 1 PTY LTD
GT OPERATING NO.2 PTY LIMITED
GT Operating No3 Pty Limited
GT OPERATING NO4 PTY LTD
GT Operating No5 LtdPartnershp
GT OperatingNo7LtdPship
GT USD Funding Pty Limited
Harford Pty Limited
Hazelwood Investment Co PL
Hemisphere Lane P/L
HFV6 PTY LIMITED

                                       20                 Underwriting Agreement

HIC Finance Pty Ltd
HIH Fund
Homebush Bay Trust
Homepath Pty Limited
Hotel Gold Coast Pty Limited (formerly 158 Ferny Ave Holdings I Pty Limited)
Hunter Street partnership
Hunter Trust
I1 Trust
I2 Trust
IFRS-Medln Series2003-1SMECr
IFRS-Prime Investment Ent Ltd
IFRS-Security Hldg InvEntLnk 4
IFRS-Security Hldg InvEntLnk10
IFRS-Security Hldg InvEntLnk11
IFRS-Security Hldg InvEntLnk21
Ind Funds Credit Control Pty L
Industrie Hedging
INDUSTRIE LIMITED PARTNERSHIP
Industry Funds Admin Pty Ltd
Infravest (No 1) Limited
Infravest (No 2) Limited
Ingle Farm Trust
International Private Equity Real Estate Fund
International Private Real Estate Fund
Intvest Securities Pty Ltd
Invest Life Ins Co Aus Pty Ltd
IT Fleet NZ Limited
IT Fleet NZ No 2 Limited
IT Receivables (UK) Ltd
Jacques Admin & Consul Pty Ltd
Jacques Ind Funds Adm Pty Ltd
Jacques Martin NZ Ltd
Jacques Martin Pty Ltd
JMIFA Super Partners Pty Ltd
Kent Street Trust
Keystone Financial Service Ltd
King Street Wharf Partnership
KIWI INCOME PROPERTIES LTD
KIWI PROPERTY MGMT LTD
KSW Commercial Holdings Pty Limited
KSW Commercial Pty Limited
KSW Holdings Trust (Australand Stage 3A Trust)
KSW Office Trust (Australand Stage 3A Partner Trust)
KSW Project Pty Limited
KSW Project Trust
Lazarose Pty Limited

                                       21                 Underwriting Agreement

Leaseway Transportation PL
Legener (Australia) Pty Ltd
LG Inc
Lidcombe Opportunistic Investment Company Pty Ltd
LIGHTNING RIDGE S.A
LILY PTY LTD
Loft 1 Pty Limited
Loft 2 Pty Limited
LOFT NO 1 PTY LTD
LOFT NO 2 PTY LTD
Loft No 3 Pty Limited
Loft No 3 Pty Ltd
Loft No 4 Pty Ltd
Lonex Pty Ltd
Luca Hedging
LUCA LIMITED PARTNERSHIP
Lyrech Pty Ltd
Management Companies and Trusts
Mason Street (No-2) Unit Trust
Mason Street Holdings Trust
MEDALLION SERIES TRUST 2005-1G
Medallion Series trust 2005-2G
Medallion Series Trust 2006 1G
MEDALLION TRUST SERIES 2003-2
MEDALLION TRUST SERIES 2004-1G
Medallion Trust Series2005 4P
Micropay Pty Limited
Midland Trust
Milberry Trust
MIS Funding No1
Mitsubishi / M No1 Fleet Lease
Mitsubishi / M No2 Fleet Lease (BU.CB357)
M-LAND PTY LTD(ACN 106 099 923
MMAL Fleet Lease Arranger PL
Moonee Pond Opportunistic Investment Company Pty Ltd
Moonee Ponds Head Trust (Site A)
Moonee Ponds Land Trust (Site A)
MTE DEBT VEHICLE PTY LTD
MTE LESSOR 1 PTY LIMITED
MTE LESSOR 2 PTY LIMITED
MTE LESSOR 3 PTY LIMITED
MTE LESSOR 4 PTY LIMITED
MTE LESSOR 5 PTY LIMITED
MTE NOMINEES PARTNER PTY LTD
National Bank of Fiji Ltd
Neville Ward Direct Pty Ltd

                                       22                 Underwriting Agreement

NEWCASTLE INVESTMENT CO LTD
NEWHAM INVESTMENT COMPANY LTD
NEWPORT LIMITED
NIMITZ NOMINEES PTY LTD
NORTH STAFFS INVESTMENT CO LTD
October Nominees Pty Limited
Officers Superannuation Fund
Onslow Properties Pty Ltd
OPHCO Nominees No 1 Pty Ltd
OPHCO Nominees No 2 Pty Ltd
Opportunistic Holding Company 2 Pty Ltd
Opportunistic Holding Company Pty Limited
Ord Street Trust
Ozbeau Pty Ltd
P and B Properties Pty Ltd
PADANG PTY LTD(ACN106 099 496)
Palm Beach Pty Limited
PARKES
Parliament Place Trust
PARRAMATTA CHARLES UNIT TRUST
PAVILLION LIMITED
Pay Select
PC1B Pty Ltd
PERLS 2 TRUST
Perpetual Stock Pty Limited
PERSONALISED PLANNING PTY LTD
PFM Holdings Pty Ltd
PIF Managed Property Pty Limited
PIF MANAGED PROPERTY PTY LTD
Point Cook Opportunistic Investment Company Pty Ltd
PONTOON PLC
Private property Syndicate
PPS Discretionary Trust (SPPS discretionary trust)
PPS Nominees Pty Limited
PPS Partnership (SPPS ps)
PREFERRED CAPITAL LIMITED
Premier Fin Planning Group Ltd
PREMIUM ALTERNATIVE INVEST LTD
PREMIUM PLANTATIONS LTD
PREMIUM PLANTATIONS SERVS P/L
Prevbana Ltd
Private Investor Fund 1
Private Property Syndicate
PT Astra CMG Life
PT Bank Commonwealth
PT First State Inv (Indonesia)

                                       23                 Underwriting Agreement

PT FSINVEST INDONESIA
PTAL ATF Midland Trust and CBOSC (Midland partnership)
PTAL ATF R1 Trust and CBOSC (Caringbah partnership)
Puerto Limited
QUAY (FUNDING) PLC
Queen Street partnership
R1 Trust
Ranec Pty Ltd
Reliance Achiever Partnership
RELIANCE ACHIEVER PTY LTD
Resource & Investment Fin Ltd
Retail Investor Pty Limited
RG Casey Building Partnership
Riccarton Mall Trust
Rock & Rubble Debt Vehicle
Rock & Rubble Existing
Rock & Rubble New
Rockingham (Partnership for BAS)
Roodhill Nominees Ltd
Runaway Bay (Partnership for BAS)
RVG Administration Co PL
SA Fleet Lease Arranger PL
SA Govt Fleet Lease
Salamander Trust
Sap Anan
SBN NOMINEES
SBNSW
SBNSW (Delaware) Inc
SBSBS Pty Ltd
SBT Propeties Pty Limited
SBV Asia Limited
SBV Nominees Limited
SBV Staff Super Pty Limited
SCP Trust
SEAHORSE INVESTMENTS UK  LTD
Securitisation Advisory Serv
Securitisation Custodian PL
Senator (UK)
SENATOR HOUSE INVESTMENTS (UK)
Senbary Pty Limited (BU.CB094)
SERIES 1991-1 MEDALLION CREDIT
SERIES 1997-1 MEDALLION TRUST
SERIES 1998-1 CATS TRUST
SERIES 1998-1 MEDALLION TRUST
SERIES 1999-1E CATS TRUST
SERIES 2000-1G MEDALLION TRUST

                                       24                 Underwriting Agreement

SERIES 2000-2G MEDALLION TRUST
SERIES 2001-1G MEDALLION TRUST
SERIES 2002-1G MEDALLION TRUST
SERIES 2003-1G MEDALLION TRUST
Series 2006-4P Medallion Trust
SF1GroupRisk - Super SH
SF1InvAccNonPar - Super SH
SF1InvAcctNonPar - Super VPST
SF1InvAcctPar - Super SH
SF1InvAcctPar - Super VPST
SF1L SH - ORD SH(CLL)M1L3S
SF1L UL (PH)-oRD SHM1L3S
SF1LORD-INVLINK UL SHM1L3S
SF1LumpSumRisk - Super SH
SF1LUnitLinked-Ord PH-exCLL
SF1LUnitLinked-ORD PH-EXCMLA
SF1LUNITLINKED-ORD SH
SF1Masterfund Risk - Super SH
SF1NPANNUITIES-SUPER SHh102s
SF1NPlmmAnnuities-Super SEA
SF1NPlmmAnnuities-Super SH
SF1Shareholder - Super SH
SF1SUPER-RISK SH(CLL)M112S
SF1SUPER-RISK-GROUP SHM107S
SF1SUPERRISK-LUMPSUM SHM105S
SF1TradNonPar - Super SH
SF1TradNonPar - Super VPST
SF1TradPar - Super SH
SF1TradPar - Super VPST
SF2L(PH)-SUPER SH(CLL)M2L4S
SF2LUL(PH) - Super SHM2L4S
SF2LUL(PH)EO-SUPERVPSTM2L1V
SF2LUNITLINKED-SUPER PH-EXCLL
SF2LUnitLinked-Super PH-exCMLA
SF2LUNITLINKED-SUPER SH
SF3InvestAccNonPar - Super SEA
SF3InvestAccNonPar - Super SH
SF3InvestAccPar - Super SEA
SF3InvestAccPar - Super SH
SF3NonParGITAAnn - Ord SH
SF3NonParGITAAnn - Sup SEA
SF3NonParGITAAnn - Super SH
SF3NonParGITAAnn -Ord SEA
SF3NonParLifetimeAnn - Ord SEA
SF3NonParLifetimeAnn - Ord SH
SF3NonParLifetimeAnn - Sup SEA

                                       25                 Underwriting Agreement

SF3NonParLifetimeAnn - SuperSH
SF3NonParTermAnnuities-Ord SEA
SF3NonParTermAnnuities-Ord SH
SF3NonParTermAnnuities-Sup SEA
SF3NonParTermAnnuities-Sup SH
SF3ParLifetimeAnn - Ord SH
SF3ParLifetimeAnn-Ord SEA
SF3ParLifetimeAnn-Super SEA
SF3parLifetimeAnn-Super SH
SF3ParTermAnnuities - Ord SEA
SF3ParTermAnnuities - Ord SH
SF3ParTermAnnuities - Sup SEA
SF3ParTermAnnuities - Super SH
SF3Shareholder - Ord SH
SF3Shareholder - Super SH
SF3SUPER-IMANN SHM314S
SF3SUPER-IMNPANN SEAM307E
SF3SUPER-IMNPANN SHM308S
SF4(PH)-SUPER SHM404S
SF4UL(PH) - SUPER SHM404S
SF4UL(PH)EO - SUPER SEAM401E
SF4UNITLINKED-EXEMPT PH-EXCLL
SF4UNITLINKED-EXEMPT PH-EXCMLA
SF4UNITLINKED-EXEMPT SH
SF5GroupRisk - Ord SH
SF5InvAcctPar - Ord POL
SF5InvestAccNonPar - Ord POL
SF5InvestAccNonPar - Ord SH
SF5InvestAccPar - Ord SH
SF5LumpSumRisk - Ord SH
SF5MASTER RISK - ORD SH
SF5ORD-RISK-GROUP SHM505S
SF5ORD-RISK-LUMPSUM SHM505S
SF5ORD-RISK-SHM513S
SF5RISKINCOMEPROTECT - ORD SH
SF5RISKTELEMARKETING - ORD SH
SF5Shareholder - Ord SH
SF5TradNonPar - Ord POL
SF5TradNonPar - Ord SH
SF5TradPar - Ord POL
SF5TradPar - Ord SH
SHANGHAI WOFE
Share Direst Nominees Pty Ltd
Share Investments Pty Limited
SIF Railway No. 1 Pty Limited
SIF Railway No. 2 Pty Limited

                                       26                 Underwriting Agreement

Site 6 Homebush Bay Trust
Site 7 Homebush Bay Trust
Southbank Trust
Sovereign Limited
Sparad (No 16) Pty Limited (BU.CB066)
Sparad (No 17) Pty Limited
Sparad (No 20) Pty Limited
Sparad (No 21) Pty Limited
Sparad (no 22) Pty Limited
Sparad (No 24) Pty Limited
Sparad (No 26) Pty Limited
Sparad (No 27) Pty Limited
Sparad (No 28) Pty Limited
Sparad (No 30) Pty Limited
Sparad (No 31) Pty Limited
Spresso Pty Ltd
Spring Trust
STAT FUND 3 UNALLOCATED
State Bank Super Safe Approved Deposit Fund
State Nominees Limited
Statutory Annuity Investments Fund
Statutory Cash Fund
Statutory Fixed Interest Fund
Stewart Ivory & Co (Intl) Ltd
Stewart Ivory & Company Ltd
Stewart Ivory (Holdings) Ltd
Stewart Ivory Grp Trustee Ltd
Stewart Ivory Nominees Ltd
Stewart Ivory Unit T Mgrs Ltd
Storm Financial Australian Industrials Index Group
Storm Financial Australian Resources Index Fund
Storm Financial Australian Sharemarket Index Fund
Super & Investment Res Pty Ltd
Super Partners Pty Ltd
Super Trustees of NZ Ltd
SuperTrace Eligible Rollover Fund
Surfers Paradise Resort Hotel Pty Limited
SYMETRY LTMITED
Symetry Personal Retirement Fund
Tankstream Rail (BY-1) Pty Ltd
Tankstream Rail (BY-2) Pty Ltd
Tankstream Rail (BY-3) Pty Ltd
Tankstream Rail (BY-4) Pty Ltd (BU.CB037)
Tankstream Rail (SW-1) Pty Ltd
Tankstream Rail (SW-2) Pty Ltd
Tankstream Rail (SW-3) Pty Ltd

                                       27                 Underwriting Agreement

Tankstream Rail (SW-4) Pty Ltd
Tankstream Rail (Vic) Pty Ltd
TD WATERHOUSE HLDGS(AUST) P/L
TD WATERHOUSE INVESTOR SERV
TD WATERHOUSE NOMINEES
The Aurora Trust
Tracker Index Management Ltd
UK Sub Pty Ltd
Value Adding Property Pool 1
Vanoti Pty Ltd
Vic Fleet Lease Arranger PL
Victoria Ave Trust - Terminated 7/4/03
Victorian Govt Fleet Lease
Vodafone Australia Trust II
Vodafone Australia Trust II1
WATERLOO AND VICTORIA LTD
WATERMARK LIMITED
Wezen Pty Limited
Wilshire 10880 Corporation
Wilshire 10960 Corporation
Windsor Bartholomew Ser Pty Lt
York Trust

                                       28                 Underwriting Agreement

                                TABLE OF CONTENTS

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